UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

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Aviat Networks, Inc.
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AVIAT NETWORKS, INC.

5200 Great America Parkway, Santa Clara CA 95054

Notice of 2011 Annual Meeting of Stockholders

To Be Held on November 17, 2011

TO THE HOLDERS OF COMMON STOCK OF AVIAT NETWORKS, INC.

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Aviat Networks, Inc. (the “Company”) will be held at our facilities, located at 5200 Great America Parkway, Santa Clara, California, on Thursday, November 17, 2011 at 2:00 p.m., local time, for the following purposes:

1. To elect eight directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

2. To vote on the ratification of the appointment by our Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

3. To hold an advisory vote on executive compensation.

4. To hold an advisory vote on the frequency of future advisory votes on executive compensation.

5. To vote on the approval of an increase in the number of shares of common stock authorized for issuance under the Company’s Amended and Restated 2007 Stock Equity Plan from 10,400,000 to 16,400,000 shares.

6. To transact such other business as may properly come before the annual meeting, or any adjournments or postponements thereof.

Only holders of common stock of record at the close of business on September 22, 2011 are entitled to notice of and to vote at the Annual Meeting and all adjournments or postponements thereof.

Whether or not you expect to attend in person, we urge you to submit a proxy to vote your shares in accordance with the instructions that we provide to you and as set forth in the proxy statement for the 2011 Annual Meeting. This will help ensure the presence of a quorum at the meeting.

By Order of the Board of Directors

/s/ Meena L. Elliott
Senior Vice President, General Counsel and Secretary

October 3, 2011

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on November 17, 2011

This proxy statement and our 2011 Annual Report are available at

http://www.proxydocs.com/AVNW

Your vote is important regardless of the number of shares you own. The Board of Directors urges you to show your support for Aviat by signing, dating and delivering the enclosed WHITE proxy card by mail (using the enclosed postage-paid envelope), as promptly as possible or by voting electronically or by telephone as described in the attached proxy statement. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Georgeson Inc., toll-free at (800) 733-6198.

Page
ABOUT THE MEETING	1

What is the purpose of the meeting?	1
What is the record date, and who is entitled to vote at the meeting?	1
What are the voting rights of the holders of Aviat common stock at the meeting?	1
Who can attend the Annual Meeting?	1
How do I vote?	2
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
How can I access the proxy materials and annual report on the Internet?	2
Why are we soliciting proxies?	2
How do I revoke my proxy?	2
What vote is required to approve each item?	3
What constitutes a quorum, abstention, and broker “non-votes”?	3
Who pays for the cost of solicitation?	4
What is the deadline for submitting proposals and director nominations for the 2012 Annual Meeting?	4
Who will count the votes?	4

CORPORATE GOVERNANCE	5

Board Members	5
Board and Committee Meetings and Attendance	5
Board Member Qualifications	5
Directors’ Biographies	6
Agreement with Certain Entities and Individuals Associated with Ramius LLC	9
Board Leadership	9
The Board’s Role in Risk Oversight	10
Board of Directors Committees	10
Audit Committee	11
Compensation Committee	12
Compensation Committee Interlock and Insider Participation	12
Governance and Nominating Committee	12
Stockholder Communications with the Board	13
Code of Conduct	13

TRANSACTIONS WITH RELATED PERSONS	13

DIRECTOR COMPENSATION AND BENEFITS	14

Indemnification	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	19

INDEPENDENT AUDITOR’S FEES	20

EXECUTIVE COMPENSATION	21

Compensation Discussion and Analysis	21
Compensation Committee Report	29
Risk Considerations in our Compensation Program	29
Summary Compensation Table	30

i

(continued)

ii

AVIAT NETWORKS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 17, 2011

This proxy statement (“Proxy Statement”) applies to the solicitation of proxies by the Board of Directors (“Board”) of Aviat Networks, Inc. (which we refer to as “Aviat,” the “Company,” “we,” “our,” and “ours”) for use at the 2011 Annual Meeting of Stockholders, to be held at 2:00 p.m., local time, November 17, 2011, and any adjournments or postponements thereof. The annual meeting will be held at our facilities located at 5200 Great America Parkway, Santa Clara, California. The telephone number at that location is (408) 567-7000. These proxy materials will be available over the Internet, and for those that have requested to receive the materials in hard copy, the proxy materials are being mailed on or about October 6, 2011 to our stockholders entitled to notice of and to vote at the annual meeting.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the 2011 Annual Meeting of Stockholders is to obtain stockholder action on the matters outlined in the notice of meeting included with this Proxy Statement. All holders of shares of common stock of record at the close of business on September 22, 2011 are entitled to notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. At the meeting, our stockholders will vote to elect eight directors, vote on the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012, hold an advisory vote on the approval of executive compensation, hold an advisory vote on the frequency of future advisory votes on executive compensation and vote on the approval of an increase in the number of shares of common stock authorized for issuance under the Company’s Amended and Restated 2007 Stock Equity Plan from 10,400,000 to 16,400,000 shares. In addition, management will report on its 2011 performance and respond to stockholders’ questions at the annual meeting.

What is the record date, and who is entitled to vote at the meeting?

The record date for the stockholders entitled to vote at the annual meeting is September 22, 2011. The record date was established by the Board as required by the Delaware General Corporation Law, or DGCL, and our Bylaws. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the annual meeting and to vote at the annual meeting, and at any adjournments or postponements thereof. You may vote all shares that you owned as of the record date.

What are the voting rights of the holders of Aviat common stock at the meeting?

Each outstanding share of our common stock is entitled to one vote on each matter considered at the annual meeting. As of the record date of September 22, 2011, the number of outstanding shares of common stock was 60,524,922.

Who can attend the Annual Meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the annual meeting, you must bring a copy of a bank or brokerage statement reflecting your stock ownership as of the record date to the annual meeting.

How do I vote?

Stockholders of record can direct their votes by proxy as follows:

•	Via the Internet: Stockholders may submit voting instructions to the proxy holders through the Internet by following the instructions included with the proxy card.

•	By Telephone: Stockholders may submit voting instructions to the proxy holders by telephone by following the instructions included with the proxy card.

•	By Mail: Stockholders may sign, date and return proxy cards in the pre-addressed, postage-paid envelope that will be provided if a printed proxy statement is requested.

•	At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card.

If you are the beneficial owner of shares held in street name, the nominee holding your shares will send you separate instructions describing the procedure for voting your shares. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to SEC rules, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request delivery of annual meeting proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I access the proxy materials and annual report on the Internet?

This Proxy Statement, the form of proxy card, the Notice and our annual report on SEC Form 10-K for the fiscal year ended July 1, 2011 are available at www.proxydocs.com/AVNW.

Why are we soliciting proxies?

In lieu of personally attending and voting at the annual meeting, you can appoint a proxy to vote on your behalf. We are soliciting your vote so all shares of our common stock may be voted at the annual meeting and have designated proxy holders to whom you may submit your voting instructions. The proxy holders for the annual meeting are Charles Kissner, Chairman of the Board, Michael Pangia, President and Chief Executive Officer, Meena L. Elliott, Senior Vice President, General Counsel and Secretary, and Carol Goudey, Treasurer and Assistant Secretary.

How do I revoke my proxy?

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before your shares are voted by:

•	delivering a written notice of revocation to the Company’s Secretary, Meena L. Elliott, at 5200 Great America Parkway, Santa Clara, CA 95054;

•	executing and delivering a proxy card bearing a later date to the Company’s Secretary at the same address;

•	submitting another proxy by Internet or telephone (the latest dated proxy will control); or

•	attending the annual meeting and voting in person.

If your shares are held in street name, you should follow the directions provided by the nominee institution that holds your shares regarding proxy revocation. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute revocation of your proxy.

What vote is required to approve each item?

•

Proposal No. 1 (election of directors): The director nominees will be elected by a plurality of the votes cast. Our stockholders may not cumulate votes in the election of the director nominees. The director nominees receiving the highest number of affirmative votes of the shares present in person or by proxy at the annual meeting and entitled to vote will be elected. The Board recommends a vote “FOR” all nominees.

•

Proposals No. 2 (ratification of Ernst & Young LLC as our independent registered public accounting firm), No. 3 (advisory vote on executive compensation) and No. 5 (increase in number of shares authorized for issuance under our Amended and Restated 2007 Stock Equity Plan): An affirmative vote of the majority of the stockholders present in person or by proxy at the annual meeting and entitled to vote is necessary for approval of Proposals No. 2, No. 3 and No. 5. The Board recommends a vote “FOR” each of the Proposals No. 2, No. 3 and No. 5.

•

Proposal No. 4 (advisory vote on frequency of future advisory votes on executive compensation): The frequency with which the Company asks stockholders for an advisory vote on executive compensation that receives the most votes will be considered the advisory preference of the stockholders. The Board recommends a vote for “EVERY YEAR” for the frequency of advisory votes on executive compensation under Proposal No. 4.

What constitutes a quorum, abstention, and broker “non-votes”?

The presence at the annual meeting either in person or by proxy of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the annual meeting.

Under the DGCL, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. An abstention occurs when a stockholder does not vote for or against a proposal but specifically abstains from voting. A broker “non-vote” occurs when a broker or other nominee holding shares in street name for a beneficial owner signs and submits a proxy or votes with respect to shares of common stock held in a fiduciary capacity, but does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner or because the broker elects not to vote on a matter as to which it does have discretionary voting power. Under the rules governing brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, such as Proposal No. 2 (the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm), but not on non-routine matters, such as Proposals No. 1 (election of directors), No. 3 (advisory vote on executive compensation), No. 4 (advisory vote on frequency of future advisory votes on executive compensation) and No. 5 (increase in number of shares authorized for issuance under our Amended and Restated 2007 Stock Equity Plan). Broker “non-votes” and abstentions have no effect on the votes regarding proposals No. 1 and No. 4. Only “FOR” and “WITHHOLD” votes are counted for purposes of determining the votes received in connection with Proposal No. 1 relating to the election of directors. Proposal No. 4 is an advisory vote on stockholder preference, with the selection receiving the most votes considered to represent such advisory preference. In the case of Proposals No. 2, No. 3 and No. 5, which require the affirmative vote of a majority of the shares present at the meeting and entitled to vote, broker “non-votes” will have no effect on the number of votes cast or on whether the proposal has been passed because broker “non-votes” are excluded from the tabulation of votes cast, but abstentions will have the same effect as a negative vote because they will be counted as a vote cast with respect to the proposal but not counted as a vote for approval.

Who pays for the cost of solicitation?

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials that may be furnished to our stockholders and the maintenance and operation of the website providing Internet access to these proxy materials. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock and maintaining the Internet access for such materials and the submission of proxies. We may supplement the original solicitation of proxies by mail, by solicitation by telephone, telegram, or other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies. The Company has agreed that Georgeson will be paid a fee of $18,500, plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

What is the deadline for submitting proposals and director nominations for the 2012 Annual Meeting?

In order for any stockholder nominations or proposals to be considered properly brought before our 2012 annual meeting, a stockholder of record must submit a written notice thereof which must be received by our Secretary at the address of our principal executive offices, not less than 60 days nor more than 90 days prior to the meeting. However, in the event that we give less than 70 days prior notice or public disclosure of the annual meeting date, the notice must be received by our Secretary at the address noted above no less than 10 days following the date of our notice or public disclosure of the meeting. The full requirements for the notice for nominations and proposals are in Article II, Sections 13 and 14, respectively, of our Bylaws, which are available for review at our website, www.aviatnetworks.com. In addition, if a stockholder wishes the proposal or nomination to be considered for inclusion in our proxy materials for the 2012 annual meeting under SEC Rule 14a-8, written notice thereof must be received by our Secretary at the address noted above by June 5, 2012.

The proxies to be solicited by the Board for the 2012 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if the Company fails to receive notice of such stockholder’s proposal for the meeting in accordance with the periods specified above.

Who will count the votes?

Georgeson Inc. will tabulate the votes cast by proxy. The Company has retained an independent inspector of elections in connection with Aviat’s solicitation of proxies for the Annual Meeting. Aviat intends to notify shareholders of the results of the solicitation for the Annual Meeting by filing with the SEC a Current Report on Form 8-K.

CORPORATE GOVERNANCE

We believe in and are committed to sound corporate governance principles. Consistent with our commitment to and continuing evolution of corporate governance principles, we adopted a Code of Business Ethics, Governance and Nominating Committee, Audit Committee and Compensation Committee charters and corporate governance guidelines. Each of our Board committees is required to conduct an annual review of its charter and applicable guidelines.

Board Members

The authorized size of our Board of Directors is currently nine. Directors are nominated by the Governance and Nominating Committee of the Board. Except for Mr. Rau, who was elected to the Board of Directors on November 9, 2010, and Mr. Pangia, who was elected to the Board of Directors on July 18, 2011, all current directors have held office as directors since January 26, 2007, the date of the contribution by Harris Corporation of the Microwave Communications Division of Harris, or MCD, and our merger with Stratex Networks, Inc., or Stratex. The Board is chaired by Mr. Kissner. Mr. Evans, a current director, has informed us of his decision not to stand for re-election upon the expiration of his current term as a member of the Board of Directors for personal reasons. Accordingly, the Board of Directors, pursuant to the Company’s Bylaws, has authorized a reduction in the number of directors that shall constitute the whole Board of Directors from nine (9) to eight (8), with such reduction effective upon the conclusion of the Corporation’s 2011 annual meeting of stockholders.

Name	Title and Positions
Charles D. Kissner	Director, Chairman of the Board
Eric C. Evans	Director
William A. Hasler	Director
Clifford H. Higgerson	Director
Michael A. Pangia	Director, President and CEO
Raghavendra Rau	Director
Dr. Mohsen Sohi	Director
Dr. James C. Stoffel	Lead Independent Director
Edward F. Thompson	Director

The Board has determined that as of the date of this Proxy Statement, each of our current directors and director nominees except Mr. Kissner and Mr. Pangia has no material relationship with the Company and is independent in accordance with listing rules of the NASDAQ stock market (the “NASDAQ Listing Rules”).

All directors are requested to attend the annual meeting of stockholders. Except for Mr. Pangia, who was not then a director, all of our current directors attended last year’s annual meeting.

Board and Committee Meetings and Attendance

During fiscal year 2011, the Board held 8 meetings. Each of the board members attended at least 88% percent of the total number of Board meetings and at least 94% percent of the total number of meetings of the committee or committees on which the member served during the fiscal year.

Board Member Qualifications

Our Board believes that its members should encompass a range of talent, skill and expertise enabling it to provide sound guidance with respect to the Company’s operations and interest. Our Board prefers a variety of professional experiences and backgrounds among its members and in addition to considering a candidate’s experiences and background, candidates are reviewed in the context of the current composition of the Board and evolving needs of our businesses. In particular, the Board has sought to include members that have experience in establishing, growing and leading communications companies in senior management positions and serving on the board of directors of other companies. In determining that each of the members of the Board is qualified to be a director, the Board has relied on the attributes listed below and, where applicable, on the direct personal knowledge of each of the members’ prior service on the Board.

Directors’ Biographies

The following is a brief description of the business experience and background of each nominee for director, including the capacities in which each has served during the past five years:

Mr. Charles D. Kissner, age 64, currently serves as our Chairman of the Board and a part-time employee with advisory responsibilities. Mr. Kissner served as Chief Executive Officer and Chairman of the Board of Aviat from July 2010 to July 2011. He was Chief Executive Officer of Stratex from July 1995 through May 2000, and again from October 2001 to May 2006. He was elected a director of Stratex in July 1995 and Chairman in August 1996, a position which he held through 2006. Mr. Kissner also served as Vice President and General Manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1993 to July 1995. Prior to that, he was President and CEO of Aristacom International Inc., a communications software company, and Executive Vice President and a Director of Fujitsu Network Switching, Inc. He also held a number of executive positions at AT&T (now Alcatel-Lucent). Mr. Kissner currently serves on the board of directors of Shoretel, Inc., an IP business telephony systems company. He served on the board of directors of SonicWALL, Inc., a provider of Internet security solutions, and Meru Networks Inc., a provider of advanced enterprise wireless networking systems. Mr. Kissner also serves on the Advisory Board of Santa Clara University’s Leavey School of Business, and on the board of Northern California Public Broadcasting, a non-profit organization.

Mr. Kissner brings extensive knowledge of our company’s business, having served on our Board as non-executive Chairman for over three years. He also brings nearly fifteen years of relevant chief executive officer experience having served in that capacity at technology driven companies such as Stratex and Aristacom. Mr. Kissner also brings extensive public company directorship and committee experience to the Board which has been an invaluable resource as our company regularly assesses its corporate governance, corporate compliance and risk management obligations. Mr. Kissner has also directly supervised nearly thirty merger and acquisition activities, which experience has been vital to our company in the assessment and integration of acquisition opportunities.

Mr. William A. Hasler, age 69, served as a member of the Stratex board of directors from August 2001 through January 2007, and was Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Hasler served as Chairman of the Board of Directors of Solectron Corporation from 2003 to 2007 and was a member of that board from 1998 to 2007. He was co-Chief Executive Officer and a Director of Aphton Corp., a biopharmaceutical company, from 1998 to 2003. From 1991 to 1998, Mr. Hasler was Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley. Prior to his deanship at UC Berkeley, Mr. Hasler was Vice Chairman of KPMG Peat Marwick. Mr. Hasler also serves on the boards of Ditech Networks Corp., a supplier of telecommunications equipment, Globalstar, Inc., a supplier of satellite communication services, and Mission West Properties Inc., a REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties. He is also a trustee of the Schwab Funds.

Mr. Hasler’s current and prior service on the boards of several technology-driven companies, including Ditech and Globalstar, and his prior service as Chairman of a large publicly traded company provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies with international operations. He is a member of the audit committee of various public and private companies. Mr. Hasler has extensive experience in Silicon Valley companies and this experience brings our Board important knowledge and expertise related to corporate finance and accounting, strategic planning, manufacturing, and operations. He brings valuable financial expertise, including extensive knowledge of accounting, auditing and investments in both public and private companies. Additionally, through his service on public company boards, Mr. Hasler has gained an understanding and expertise in public company governance.

Mr. Clifford H. Higgerson, age 71, served as a member of the Stratex board of directors from March 2006 to January 2007 and served on the Compensation and Strategic Business Development Committees. He has more than 40 years experience in research, consulting, planning and venture investing primarily in the telecommunications industry, with an emphasis on carrier systems and equipment. In 2006, he became a partner with Walden International, a global venture capital firm focused on four key industry sectors: communications, electronics/digital consumer, software and IT services, and semiconductors. Mr. Higgerson was a founding partner of ComVentures from 1986 to 2005, and has been a general partner with Vanguard Venture Partners since 1991. He currently serves as a member of the board of directors of Kotura Inc., Xtera Communications Inc., Ygnition Networks, Inc., Ormet Circuits, Inc., and Geronimo Windpower. He previously served as a member of the board of directors of Hatteras Networks Inc. and World of Good.

Mr. Higgerson has more than 35 years of experience in research, consulting, planning and venture investing. He has served on the boards of other public companies and served as a Chair of the Audit Committee for publicly listed companies. His prior Board experience and his experience in research, strategic planning and corporate finance in technology driven companies provide him with extensive knowledge of complex issues involved in new product development, strategic planning, financial and governance issues faced by publicly listed companies. His extensive experience with private equity firms and investing provides him with critical experience related to capital raising, economic analysis and mergers and acquisitions.

Mr. Michael A Pangia, age 50, has been our President and Chief Executive Officer and a member of the Board since July 18, 2011. From March 2009 to July 2011, he served as the Chief Sales Officer where he was responsible for company-wide operations of the Global Sales and Services organization. Prior to joining Aviat Networks, Mr. Pangia served as senior vice president, Global Sales Operations and Strategy at Nortel, where he was responsible for all operational aspects of the Global Sales function. Prior to that, he was president of Nortel’s Asia region where his key responsibilities included sales and overall business management for all countries where Nortel did business in the region.

Mr. Pangia’s current and prior service as a senior executive officer with large technology driven companies with international operations provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies competing in the global arena. He also brings a high level of financial literacy to the Board through both formal education and over 15 years experience in multiple finance functional areas including cost accounting, financial planning and analysis, and mergers and acquisitions.

Mr. Raghavendra Rau, age 62, has served as a member of the Board of Directors since November 2010. He is a strategic advisor specializing in global marketing and business strategy and venture capital and market development for high-technology, early revenue companies. Mr. Rau currently serves as a member on the board of directors of SeaChange International Inc., a manufacturer of digital video systems and provider of related services to cable, telecommunications and broadcast television companies worldwide, Previously, Mr. Rau served as a member of the Board of Directors of Microtune, Inc., prior to its acquisition by Zoran, Inc., from May 2010 to December 2010. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. (“Motorola”) from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 until May 2007. Mr. Rau served as Corporate Vice President of Global Marketing and Strategy for Motorola from 2005 until 2006 and as Corporate Vice President, Marketing and Professional Services, from 2001 until 2005. From October 1992 until 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance, and was a Director of the Center for Telecom Management at the University of Southern California. Mr. Rau also served on the Motorola Partnership Board of France Telecom.

Mr. Rau’s financial and business expertise, including a diversified background in global marketing and business strategy and venture capital and market development for communications and high-technology companies, provides him with the qualifications and skills to serve as a director.

Dr. Mohsen Sohi, age 52, currently serves as a managing partner of Freudenberg & Co., a German technology and manufacturing company. From 2003 through May 2010, Dr. Sohi served as President and Chief Executive Officer of Freudenberg-NOK, a privately-held joint venture partnership between Freudenberg and NOK Corp. of Japan, the world’s largest producer of elastomeric seals and custom molded products for automotive and other applications. From 2001 through 2003 he served as President, Retail Store Automation Division, NCR Corporation. From 1986 through 2001 he served in various key positions at Honeywell/Allied Signal Inc., including President, Honeywell Electronic Materials and President, Honeywell Commercial Vehicle Systems. Dr. Sohi currently serves on the board of directors of Steris Corporation, a provider of infection prevention and contamination control products and services, and is also a member of its Compliance Committee. He previously served on the board of directors of Hayes Lemmerz International, Inc., a leading worldwide producer of aluminum and steel wheels for cars and trucks.

Dr. Sohi’s current and prior service as a senior executive officer with large technology driven companies with international operations provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies with global operations. His engineering, technical and business education has also provided him with knowledge and experience related to research and development, new product introductions, strategic planning, manufacturing, operations, and corporate finance. Dr. Sohi also has gained an understanding of public company governance and executive compensation through his service on public company boards.

Dr. James C. Stoffel, age 65, currently serves as our lead independent director. Presently, Dr. Stoffel is on the Board of Directors of Harris Corporation, of which he has been a member since August 2003, and is also a member of its Finance Committee and the Management Development and Compensation Committee. Additionally, he serves as General Partner of Trillium Group, LLC, a private equity company, and is a senior advisor to other private equity companies. Prior to his retirement, Dr. Stoffel was Senior Vice President, Chief Technical Officer and Director of Research and Development of Eastman Kodak Company. He held this position from 2000 to April 2005. He joined Kodak in 1997 as Vice President and Director, Electronic Imaging Products Research and Development, and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation, where he began his career in 1972. His most recent position with Xerox was Vice President, Corporate Research and Technology. Dr. Stoffel is also a trustee of the George Eastman House museum. He serves on the Advisory Board for Research and Graduate Studies at the University of Notre Dame and is a member of the advisory board of the Applied Science and Technology Research Institute, Hong Kong.

Dr. Stoffel’s prior service as a senior executive of large, publicly traded, technology driven companies, and his more than 30 years experience focused on technology development, provide him with an extensive knowledge of complex technical research and development projects, management, financial and governance issues faced by a public company with international operations. This experience brings our Board important knowledge and expertise related to research and development, new product introductions, strategic planning, manufacturing, operations, and corporate finance. His experience as an advisor to private equity firms also provides him with additional knowledge related to strategic planning, capital raising, mergers and acquisitions and economic analysis. Dr. Stoffel also has gained an understanding of public company governance and executive compensation through his service on public company boards, including as a lead independent director.

Mr. Edward F. Thompson, age 73, served as a member of the Stratex board of directors from November 2002 through January 2007, where he was Chairman of the Audit Committee, and served on the Nominating and Corporate Governance Committee. Mr. Thompson has been a consultant to Fujitsu Labs of America since 1995. From 1976 to 1994, he held various positions at Amdahl Corporation, a multinational manufacturer of large scale computer systems, including Chief Financial Officer and Corporate Secretary, as well as Chairman and CEO of

Amdahl Capital Corporation. Mr. Thompson also held positions at U.S. Leasing International, Inc., Computer Sciences Corporation, International Business Machines and Lockheed Missiles and Space Company. Mr. Thompson has contributed as a director or advisor to a number of companies including Fujitsu, Ltd. and several of its subsidiaries, and SonicWALL Inc., a provider of Internet security solutions. He is currently a member of the board of directors of Shoretel, Inc., an IP business telephony systems company, and InnoPath Software, Inc. He is on the Advisory Board of Santa Clara University’s Leavey School of Business.

Mr. Thompson brings a high level of financial literacy to the Board and substantial public company directorship and committee experience. He is currently designated as an audit committee financial expert and is the audit committee chair on both public company boards on which he is a member, as well as privately held InnoPath Software. Mr. Thompson’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of publicly traded companies makes him an invaluable asset to the Board. Mr. Thompson also brings to the Board significant experience in international operations based upon his past experience as a senior advisor to Fujitsu, as a director of several Fujitsu subsidiaries and portfolio companies and as chief financial officer of Amdahl.

Agreement with Certain Entities and Individuals Associated with Ramius LLC

On September 14, 2010, the Company entered into an agreement (the “Agreement”) with certain entities and individuals associated with Ramius LLC (collectively, the “Ramius Group”), as further described in the Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2010.

Pursuant to the Agreement, the Company agreed to nominate one individual recommended by the Ramius Group who is independent of the Ramius Group for election to the Board at the 2010 annual meeting of stockholders.

The Ramius Group agreed to support the Company’s Board nominations at the 2010 annual meeting. Additionally, the Ramius Group agreed to certain limited standstill restrictions which expired on September 5, 2011.

After review by the Company’s Governance and Nominating Committee, the Board nominated Mr. Rau, who was previously recommended by the Ramius Group, for election as a director at our 2010 annual meeting of stockholders and at such meeting, Mr. Rau was elected as a director.

Board Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. When the CEO also serves as Chairman of the Board, our Corporate Governance Guidelines provide for the appointment of a lead independent director. Accordingly, when our Chairman Charles Kissner was appointed CEO, the Board appointed James Stoffel, an independent director, as lead independent director, with the following duties and responsibilities:

•

Advise the Chairman of the Board as to an appropriate schedule of board meetings, seeking to ensure that independent directors can perform their duties while not interfering with the flow of company operations;

•	Provide the Chairman of the Board with input as to the preparation of the agendas for board and committee meetings;

•

Advise the Chairman of the Board as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties; although management is responsible for the preparation of materials for the board, the lead independent director may specifically request the inclusion of certain material;

•	Interview, along with the Nominating Committee, all Board candidates and make recommendations to the Nominating Committee and the Board;

•	Preside at all meetings of the board at which the Chairman of the Board is not present (including executive sessions of independent directors);

•	Coordinate, develop the agenda for, and preside at executive sessions of the independent directors; the lead director shall have the authority to call meetings of independent directors;

•	If requested by major shareholders and if determined by the Board as appropriate, be available for consultation and direct communication with such shareholders;

•

Evaluate, along with the members of the Compensation Committee and the full Board, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board’s evaluation; and

•	Consult with the Corporate Governance Committee regarding the membership of various board committees, as well as selection of committee chairs.

The Board believes that appointing a lead independent director to serve along with a combined Chief Executive Officer and Chairman of the Board has enhanced the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders and our overall corporate governance. Although Mr. Kissner is no longer Chief Executive Officer, he continues as an employee, on a part-time basis, with advisory responsibilities. On the recommendation of the Governance and Nominating Committee, the Board determined to continue the role of the lead independent director for the present.

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of the Company. The Board, through the Governance and Nominating Committee, oversees and reviews certain aspects of the Company’s risk management efforts, focusing on the adequacy of the Company’s risk management and risk mitigation processes. At the Board’s request, management proposed a process for identifying, evaluating and monitoring material risks and such process has been approved by the Board and is currently in effect. This risk management program is overseen by senior management who, in connection with their regular review of the overall business, identify and prioritize a broad range of material risks (e.g., financial, strategic, compliance and operational). Senior management also discusses mitigation plans to address such material risks. Prioritized risks and management’s plans for mitigating such risks are regularly presented to the full Board for discussion and in order to ensure monitoring. In addition to the risk management program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

A discussion of risk factors in the Company’s compensation design can be found below under the heading “Risk Considerations in Our Compensation Program”.

Board of Directors Committees

Our Board of Directors maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on our website www.investors.aviatnetworks.com/documents.cfm.

The following table shows, for fiscal year 2011, the Chairman and members of each committee, the number of committee meetings held and the principal functions performed by each committee.

Committee	Number of Meetings in Fiscal 2011	Members	Principal Functions
Audit	16	Edward F. Thompson* Eric C. Evans William A. Hasler Raghavendra Rau

•    Selects our independent registered public accounting firm

•    Reviews reports of our independent registered public accounting firm

•    Reviews and pre-approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit

•    Monitors the effectiveness of the audit process

•    Reviews management’s assessment of the adequacy of financial reporting and operating controls

•    Monitors corporate compliance program

Compensation	8	Dr. James C. Stoffel* Clifford H. Higgerson Dr. Mohsen Sohi	• Reviews our executive compensation policies and strategies • Oversees and evaluates our overall compensation structure and programs

Governance and Nominating	4	William A. Hasler* James C. Stoffel Clifford H. Higgerson

•    Develops and implements policies and practices relating to corporate governance

•    Reviews and monitors implementation of our policies and procedures

•    Reviews the process by which management identifies and mitigates key areas of risk and reviews critical risk areas with the Board of Directors

•    Assists in developing criteria for open positions on the Board of Directors

•    Reviews and recommends nominees for election of directors to the Board

•    Reviews and recommends policies, if needed for selection of candidates for directors

*	Chairman of Committee

Audit Committee

The Audit Committee is primarily responsible for selecting, and approving the services performed by, our independent registered public accounting firm, as well as reviewing our accounting practices, corporate financial reporting and system of internal controls over financial reporting. The Audit Committee currently consists of Messrs. Thompson (Chairman), Evans, Hasler and Rau. No material amendments to the Audit Committee Charter were made during fiscal year 2011. The Audit Committee is comprised of independent, non-employee members of our Board who are “financially sophisticated” under the NASDAQ Listing Rules.

The Board has determined that each of Messrs. Thompson and Hasler qualifies as an “audit committee financial expert,” as defined under Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the

Securities Exchange Act of 1934, but that status does not impose on either of them duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on them as members of our Audit Committee and the Board.

Compensation Committee

The Compensation Committee has the authority and responsibility to approve our overall executive compensation strategy, to administer our annual and long-term compensation plans and to review and make recommendations to the Board regarding executive compensation. The Compensation Committee is comprised of independent, non-employee members of the Board in accordance with NASDAQ Listing Rules. During fiscal year 2011, the Compensation Committee utilized Pearl Meyer & Partners as an independent, third-party consulting firm.

Compensation Committee Interlock and Insider Participation

The Compensation Committee currently consists of Messrs. Stoffel (Chairman), Higgerson and Sohi. None of these individuals is an officer or employee or former officer of the Company.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Messrs. Hasler (Chairman), Higgerson, and Stoffel. Each member of the committee meets the independence requirements of the NASDAQ Listing Rules.

The Governance and Nominating Committee develops and implements policies and practices related to corporate governance consistent with sound corporate governance principles. The committee also reviews the process by which management identifies and mitigates key areas of risk and reviews critical risk areas with the Board.

The Governance and Nominating Committee also recommends candidates to the Board and periodically reviews whether a more formal selection policy should be adopted. There is no difference in the manner in which the committee members evaluate nominees for director based on whether the nominee is recommended by a stockholder. We currently do not pay a third party to identify or assist in identifying or evaluating potential nominees, although we may in the future utilize the services of such third parties.

In reviewing potential candidates for the Board, the Governance and Nominating Committee considers the individual’s experience and background. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their chosen career, and possess an ability to quickly grasp complex principles of business, finance, international transactions and communications technologies. In general, candidates who have held an established executive level position in business, finance, law, education, research, government or civic activity will be preferred.

While the Governance and Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. When identifying and recommending director nominees, the committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board diversity. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.

In making its recommendations, the Governance and Nominating Committee bears in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board may do so by submitting a comment via the Company’s website at http://www.investors.aviatnetworks.com/contactBoard.cfm or by sending a letter addressed to: Aviat Networks, Inc., c/o Corporate Secretary, 5200 Great America Parkway, Santa Clara, CA 95054. The Corporate Secretary monitors these communications and provides a summary of all received messages to the Board at its regularly scheduled meetings. When warranted by the nature of communications, the Corporate Secretary will request prompt attention by the appropriate committee or independent director of the Board, independent advisors, or management. The Corporate Secretary may decide in her judgment whether a response to any stockholder communication is appropriate.

Code of Conduct

We implemented our Code of Conduct effectively on January 26, 2007. All of our employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by the Code of Conduct to help ensure that our business is conducted in a consistently ethical and legal manner. The Audit Committee has adopted a written policy, and management has implemented a reporting system, intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal system of controls over financial reporting, or the accuracy or completeness of financial or other information related to our financial statements.

TRANSACTIONS WITH RELATED PERSONS

During fiscal 2011, we believe there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock or any members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Director Compensation and Benefits” and “Executive Compensation”.

It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving us, then the disinterested members of our Board would review and approve or ratify it, and we would disclose the transaction in accordance with SEC rules and regulations. If the related person is a member of our Board, or a family member of a director, then that director would not participate in any discussion involving the transaction at issue.

Our Code of Conduct prohibits all employees, including our executive officers, from benefiting personally from any transactions with us other than approved compensation benefits.

DIRECTOR COMPENSATION AND BENEFITS

The form and amount of director compensation is reviewed and assessed from time to time by the Compensation Committee with changes, if any, recommended to the Board for action. Director compensation may take the form of cash, equity, and other benefits ordinarily available to directors.

Directors who are not employees of ours currently receive the following fees, as applicable, for their services on our Board:

•	$60,000 basic annual cash retainer, payable on a quarterly basis, which a director may elect to receive in the form of shares of common stock;

•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Board;

•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Audit Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Governance and Nominating Committee of our Board;

•	$8,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Compensation Committee;

•

Annual grant of restricted shares of common stock valued (based on market price on the last trading day preceding the date of grant) at $30,000, with 100 percent vesting in one year, subject to continuing service as a director;

•

Annual grant of options to purchase common stock valued (based on U.S. GAAP values of the options on the date of grant) at $30,000, with an exercise price per share equal to the market price on the date of grant and with 100 percent vesting in one year, subject to continuing service as a director;

•

Annual grant of shares of common stock, for service as Chairman of the Board, valued (based on market price on the date of grant) at $40,000, with a one-year vesting period with 25 percent of the grant vesting per quarter; and

•	$18,000 annual cash retainer, payable on a quarterly basis, for service as the lead independent director of our Board.

Mr. Kissner’s agreement for part-time employment provides that, in his capacity as a director, he will receive grants of restricted stock and options on the same terms as non-employee directors. So long as his compensation as a part-time employee continues, Mr. Kissner will not receive cash retainers as a director or as a Chairman.

In addition to the foregoing, non-employee directors are entitled to receive a 50% higher level of compensation during such director’s first year of membership on the Board of Directors. As such, Mr. Rau, a non-employee director currently in the first year of his membership on the Board of Directors, is entitled to receive during calendar year 2011 a $90,000 basic annual cash retainer, an annual grant of restricted shares of common stock valued (based on market prices on the date of grant) at $45,000, with 100 percent vesting in one year, subject to continuing service as a director and an annual grant of options to purchase common stock valued (based on U.S. GAAP value of the options on the date of grant) at $45,000, with an exercise price per share equal to the market prices on the date of grant and with 100 percent vesting in one year, subject to continuing service as a director.

Directors are eligible to defer payment of all or a portion of the retainer fees and restricted stock awards that are payable to them. Directors may choose either a lump sum or installment distribution of such fees and awards. Installment distributions are payable in annual installments over a period no longer than 10 years.

We reimburse each non-employee director for reasonable travel expenses incurred and in connection with attendance at Board and committee meetings on our behalf, and for expenses such as supplies, continuing director education costs, including travel for one course per year. Employee directors are not compensated for service as a director.

Fiscal 2011 Compensation of Non-Employee Directors

Our non-employee directors received the following aggregate amounts of compensation in respect of the fiscal year ended July 1, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Eric C. Evans	60,000	30,588	30,465	—	—	—	121,053
William A. Hasler	65,000	30,588	30,465	—	—	—	126,053
Clifford H. Higgerson	60,000	30,588	30,465	—	—	—	121,053
Raghavendra Rau	45,000	45,884	45,700	—	—	—	136,584
Dr. Mohsen Sohi	60,000	30,588	30,465	—	—	—	121,053
Dr. James C. Stoffel	87,000	30,588	30,465	—	—	—	148,053
Edward F. Thompson	70,000	30,588	30,465	—	—	—	131,053

(1)	The amounts shown in this column reflect the aggregate grant date fair value of the stock awards and option awards granted to our non-employee directors computed in accordance with FASB ASC Topic 718. The assumptions made in determining the fair values of our stock awards and option awards are set forth in Notes 1 and 10 to our fiscal 2011 Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K filed with the SEC on September 12, 2011.

As of July 1, 2011, our non-employee directors held the following numbers of unvested restricted shares of common stock and stock options granted under the 2007 Stock Equity Plan, as Amended and Restated Effective November 19, 2009:

Name	Unvested Stock Awards	Unvested Option Awards
Eric C. Evans	5,905	11,764
William A. Hasler	5,905	11,764
Clifford H. Higgerson	5,905	11,764
Raghavendra Rau	8,858	17,647
Dr. Mohsen Sohi	5,905	11,764
Dr. James C. Stoffel	5,905	11,764
Edward F. Thompson	5,905	11,764

Indemnification

Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they are, or are threatened to be made, a party(ies) as a result of their service to us. In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:

•	The benefits provided by our Bylaws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;

•	The benefits allowable under Delaware law in effect on the date the indemnification bylaw was adopted, or as such law may be amended;

•	The benefits available under liability insurance obtained by us; and

•	Such benefits as may otherwise be available to the director or officer under our existing practices.

Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 22, 2011 by each person or entity known by us to beneficially own more than 5 percent of our common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Aviat Networks, Inc., 5200 Great America Parkway, Santa Clara, CA 95054. As of September 22, 2011, there were 60,524,922 shares of our common stock outstanding.

	Shares Beneficially Owned as of September 22, 2011(1)
	Number of Shares of Common Stock(2)		Percentage of Voting Power of Common Stock
Name and Address of Beneficial Owner
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	3,398,595	(3)	5.56%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,303,900	(4)	5.41%

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Thomas L. Cronan III	134,100	(5)	*
Eric C. Evans	45,216	(6)	*
William A. Hasler	52,434	(6)	*
Clifford H. Higgerson	176,041	(7)	*
Paul A. Kennard	292,808	(8)	*
Charles D. Kissner	407,746	(9)	*
Michael Pangia	486,398	(10)	*
Raghavendra Rau	8,858		*
Dr. Mohsen Sohi	43,895	(6)	*
Dr. James C. Stoffel	43,746	(6)	*
Heinz H. Stumpe	240,707	(11)	*
Edward F. Thompson	46,246	(6)	*
All directors and executive officers as a group (15 persons)	2,414,563	(12)	3.95%

*	Less than one percent
(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.
(2)	Shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of common stock that such person has the right to acquire within 60 days of September 22, 2011 by the exercise of stock options.
(3)	Based upon a Form 13F filing by Dimensional Fund Advisors LP with the Securities and Exchange Commission on August 5, 2011.
(4)	Based upon Form 13F filings by BlackRock, Inc. and its affiliates with the Securities and Exchange Commission on July 12, 2011, reporting ownership of 1,921,375 shares by BlackRock Investment Trust Company, N.A., and 1,382,525 shares by BlackRock Fund Advisors.

(5)	Includes options to purchase 129,188 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011.
(6)	Includes options to purchase 8,720 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011.
(7)	Includes options to purchase 8,720 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011. Includes 107,895 shares held by, or in trusts for, members of Mr. Higgerson’s family. Also includes 24,400 shares held by Higgerson Investments. Mr. Higgerson disclaims beneficial ownership of the shares held in trust and held by Higgerson Investments.
(8)	Includes options to purchase 162,842 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011.
(9)	Includes options to purchase 101,470 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011. Includes 103,499 shares held by, or in trusts for, members of Mr. Kissner’s family. Mr. Kissner disclaims beneficial ownership of the shares held in trust.
(10)	Includes options to purchase 122,228 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011.
(11)	Includes options to purchase 118,701 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011.
(12)	Includes options to purchase 851,243 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 22, 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of four members of the Board, each of whom is independent of the Company and its management, as defined in the NASDAQ Listing Rules. The Board has adopted, and periodically reviews, the Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The Audit Committee provides the Board with the results of its examinations and recommendations and reports to the Board as it may deem necessary to make the Board aware of significant financial matters requiring the attention of the Board.

The Audit Committee does not conduct auditing reviews or procedures. The Audit Committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and system of internal control over financial reporting. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, or U.S. GAAP, and discusses with the Audit Committee any issues they believe should be raised with us.

The Audit Committee reviews reports from our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended July 1, 2011 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by SAS No. 114, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board or PCAOB, in Rule 3200T. The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and has discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended July 1, 2011 be included in Company’s Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Edward F. Thompson, Chairman

Eric C. Evans

William A. Hasler

Raghavendra Rau

INDEPENDENT AUDITOR’S FEES

Ernst & Young LLP has been approved by our Audit Committee to act as our independent registered public accounting firm for the fiscal year ending June 29, 2012. Representatives of Ernst & Young LLP will be present at the 2011 Annual Meeting of Stockholders, will have the opportunity to make a statement should they so desire, and will be available to respond to appropriate questions.

Audit and other fees billed to us by Ernst & Young LLP for the fiscal years ended July 1, 2011 and July 2, 2010 are as follows:

	2011	2010
Audit Fees(1)	$3,370,293	$2,828,255
Audit-Related Fees(2)	—	47,112
Tax Fees(3)	92,716	114,943
All Other Fees(4)	—	—

Total Fees for Services Provided	$3,463,009	$2,990,310

(1)	Audit Fees include fees associated with the annual audit, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for our subsidiaries.
(2)	Audit-related fees include fees for completion of certain statutory registration requirements.
(3)	Tax Fees were for services related to tax compliance and tax planning services.
(4)	No professional services were rendered or fees billed for other services not included within Audit Fees, Audit-Related Fees, or Tax Fees in fiscal 2011 or fiscal 2010.

Ernst & Young LLP did not perform any professional services related to financial information systems design and implementation for us in fiscal 2011 or fiscal 2010.

The Audit Committee has determined in its business judgment that the provision of non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Summary

This Compensation Discussion and Analysis, which has been prepared by management, is intended to help our stockholders understand our executive compensation philosophy, objectives, elements, policies, practices, and decisions. It is also intended to provide context for the compensation information for our CEO, CFO and the three other most highly compensated executive officers (our “named executive officers”) detailed in the Summary Compensation Table below and in the other tables and narrative discussion that follow.

To understand our approach to executive compensation, you should read the entire Compensation Discussion and Analysis that follows. The following brief summary introduces the major topics covered:

•	the objectives of our executive compensation program are to reward superior performance, motivate our executives to achieve our goals and attract and retain a world-class management team.

•

our executive compensation program is overseen by the Compensation Committee of our Board of Directors, which makes recommendations on the program to the full Board. The Compensation Committee is composed solely of independent directors. In its work, the Compensation Committee is assisted by independent compensation consultants engaged by the Compensation Committee.

•

in reviewing the elements of our executive compensation program—base salary, annual incentives, long-term incentives and post-termination compensation—our Compensation Committee reviews market data relating to each element at similar companies.

•	the general goal of our executive compensation program is to set compensation at the 50th percentile of compensation at peer group companies.

•

our annual incentive program is based on specific Company financial performance goals for the fiscal year, and includes provisions to “claw back” any excess amounts paid in the event of a later correction or restatement of our financial statements.

Compensation Philosophy and Objectives

Our total executive compensation program was developed with primary objectives being recruiting, retaining, and developing exceptional executives, enabling those individuals to achieve strategic and financial goals, rewarding superior performance and aligning the interests of our executives with our stockholders. The following principles guide our overall compensation program:

reward superior performance;

motivate our executives to achieve strategic, operational, and financial goals; and

enable us to attract and retain a world-class management team.

The Compensation Committee conducts an annual review of the executive compensation program in an effort to ensure our executive compensation policies and programs remain appropriately aligned with evolving business needs, and to consider best compensation practices.

Executive Compensation Process

The Compensation Committee has oversight responsibility for the establishment and implementation of compensation policies and programs for our executive officers in a manner consistent with our compensation objectives and principles. The Compensation Committee, which is comprised solely of independent directors, reviews and approves the features and design of our executive compensation program, and approves the compensation levels, individual objectives and financial targets for our executive officers other than our CEO. The Board of Directors approves the compensation level, individual objectives, and financial targets for our CEO. The Compensation Committee also monitors executive succession planning and monitors our performance as it relates to overall compensation policies for employees, including benefit and savings plans.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and consult with our Human Resources Department as well as internal and external legal or accounting advisors, as the Compensation Committee determines to be appropriate. The Compensation Committee considers recommendations from our CEO and senior management when making decisions regarding our executive compensation program and compensation of our executive officers. Following each fiscal year end, our CEO, assisted by our Human Resources Department, assesses the performance of all named executive officers and other officers. Following this annual performance review process, our CEO recommends base salary and incentive and equity awards for our named executive officers and other officers to the Compensation Committee. Based on input from our CEO and management, as well as from independent consultants, if any are used, the Compensation Committee determines what changes, if any, should be made to the executive compensation program and either sets or recommends to the full Board the level of each compensation element for all of our officers.

Independent Compensation Consultant for Compensation Committee

The Compensation Committee has hired Pearl Meyer and Associates as an independent consultant. They provide no additional services to Aviat Networks. Pearl Meyer and Associates provides an annual review of the Company’s compensation practices, reviews and makes recommendations regarding the compensation peer groups, and provides independent input to the Compensation Committee on programs and practices. The Company’s management also utilizes external consultants at times to provide benchmark information.

Competitive Benchmarking

Our compensation program for all of our officers is addressed in the context of competitive compensation practices. Our management and Compensation Committee consider external data to assist in benchmarking total target compensation. For fiscal 2011, targets for total cash compensation (base salary and short-term incentive), long-term incentives and total direct compensation (base salary and short-term and long-term incentives) for all officers were set based on a benchmark group of companies using the combined data from the 2009 CHIPS Executive and Senior Management Total Compensation Survey published by Radford, an Aon Consulting Company (the “Radford Survey”) for technology companies with revenues between approximately half and approximately twice our revenue and available proxy statements. We refer to the data compiled from these sources as “market composite data”. The Board used this market composite data in determining compensation for our former CEO, Mr. Charles D. Kissner. This composite data also assisted the Compensation Committee in its review and approval of the compensation of our current CEO, Michael Pangia, in connection with his appointment shortly after the end of our fiscal year 2011. The companies selected for benchmarking possessed the following attributes: business operations in the industries and businesses in which we participate, with revenues between approximately half and approximately twice our revenue, which compete for the same executive talent.

For fiscal 2011, the comparison group used for assessing the compensation of our CEO and our named executive officers included the following companies:

ADTRAN Inc.	ADC Telecommunications, Inc.
Avocent Corp.	Black Box Corp.
Brocade Communications Systems Inc.	Ciena Group
Comtech Telecommunications Corp.	EMS Technologies, Inc.
F5 Networks, Inc.	Finisar Corp
Harmonic Inc.	Hughes Communications Inc.
Loral Space & Communications Ltd.	Opnext Inc.
NETGEAR, Inc.	Orbital Sciences Corp.
Polycom, Inc.	Plantronics Inc.
Sonus Networks, Inc.	Powerwave Technologies Inc.
Tekelec	Riverbed Technology, Inc.

The Compensation Committee annually reviews the appropriateness of the comparison group used for assessing the compensation of our CEO and other named executive officers.

Total Compensation Elements

Our executive compensation program includes four major elements:

•	base salary

•	annual cash incentive

•	long-term compensation—equity incentives

•	post-termination compensation

Each named executive officer’s performance is measured against factors such as long and short-term strategic goals and financial measures of our performance, including factors such as revenue, operating income, and cash flow from operations.

Our compensation policy and practice is to target total compensation levels for all officers, including our named executive officers, nominally at the 50th percentile for similar positions as derived from the market composite data, assuming experience in the position and competent performance. The Compensation Committee may decide to target total compensation above or below the 50th percentile for similar positions in unique circumstances based on an individual’s background, experience, or position. Though compensation levels may differ among our named executive officers based upon competitive factors and the role, responsibilities and performance of each named executive officer, there are no material differences in our compensation policies or in the manner in which total direct compensation opportunity is determined for any of our named executive officers. Because our CEO has significantly greater duties, responsibilities and accountabilities than our other named executive officers, the total compensation opportunity for the CEO is higher than for our other named executive officers. In determining CEO and other named executive officer compensation, the Board also considers the ratio between our CEO’s compensation and the average compensation of our other named executive officers as compared with similar ratios for peer group companies. For fiscal 2011, that ratio was 2.9:1, compared to a median ratio of 2.8:1 in the peer group companies. If Mr. Pangia, our current CEO, had been the CEO in fiscal 2011 at his current compensation level, the ratio would have been 2.3:1.

In designing a compensation package for Mr. Kissner at the end of fiscal 2010, our Board took into account the special circumstances under which the CEO position was offered to Mr. Kissner. Our Board determined that Mr. Kissner was uniquely qualified for this immediate assumption of responsibility because of his existing familiarity with the Company’s business as the non-executive Chairman of the Board and as the former CEO of one the Company’s predecessors, Stratex Networks, Inc., where his responsibilities had included a previous, successful turn-around. Accordingly, our Board designed and offered Mr. Kissner a compensation package it believed would induce him to return from retirement on short notice. The compensation package was substantially similar to that of his predecessor, Mr. Braun.

Base Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to us. Executive salaries are reviewed annually. To determine compensation for fiscal year 2011, our CEO made recommendations to the Compensation Committee in August 2010 regarding the base pay of each named executive officer (other than himself). The Compensation Committee considered each executive officer’s responsibilities, as well as the Company’s performance and recommended increases in base salary for select named executive officers and other officers. The process and recommendations for fiscal year 2012 as compared to fiscal year 2011 was the same. The base salaries for fiscal 2011 for our named executive officers are set forth in the Summary Compensation Table.

Annual Incentive

The short-term incentive element of our executive compensation program consists of a cash and cash-based Annual Incentive Plan, or AIP. The CEO reviews his recommendations for each named executive officer with the Compensation Committee, taking into account benchmarked market data obtained from Pearl Meyer, the Compensation Committee’s independent consultant. Based on recommendations by the CEO, the Compensation Committee sets an annual incentive compensation target, expressed as a percentage of base salary, for each executive officer in August. Each named executive officer’s target annual incentive percentage is benchmarked against the 50th percentile within the peer group companies for his or her specific role. The Compensation Committee recommends to the Board the target for our CEO at the same time. The Compensation Committee also establishes specific Company financial performance measures and targets including the relative weighting and payout thresholds. The financial targets are aligned with our Board-approved annual operating plan, and during the year periodic reports are made to the Board about our performance compared with the targets. Under the AIP, a significant portion of the executive’s annual compensation is tied directly to our financial performance. Under the AIP our Board has the discretion to adjust the formula-based awards with respect to the awards to our CEO. Our CEO is authorized to adjust individual formula-based cash awards to recognize the unique contributions of each other executive officer. The target amount of annual incentive compensation under our AIP, expressed as a percentage of base salary, generally increases with an executive’s level of management responsibility. AIP target incentive can represent 50%—100% of the base cash compensation for our named executive officers. If performance results meet target levels, our executives can earn up to a maximum of 100% of their target incentive. No incentive can be earned for performance below the minimum threshold.

For fiscal year 2011, the AIP provided for all-cash incentives, and contained minimum thresholds and payout ratios for performance measures consisting of revenue, operating income and individual performance. Revenue had an assigned weight of 40%, operating income 40% and individual performance 20%. The target amounts were established in August 2010. The operating income performance measure included a condition that the Company achieves a positive operating cash flow per the statement of cash flows in its annual audited financial statements. Performance relative to each measure was evaluated independently (see Table 1, below), and the plan provided for zero payout unless Company performance met at least one target threshold percentage. The revenue target for fiscal year 2011, $472 million, was computed in accordance with generally accepted accounting principles, or GAAP. The operating income target for fiscal year 2011, $1.85 million, was computed based on GAAP results with certain non-GAAP adjustments approved by the Compensation Committee, such as charges incurred for restructurings, impairments, and acquisitions. Applying non-GAAP adjustments to the operating income focuses this part of the AIP incentive on more controllable aspects of the income statement.

Table 1

Annual Incentive Plan		Results-Driven Entitlement
		Performance (As % of Financial Target)	Payout* (As % of Award Target)
Metric	Tiers	(%)	(%)
Revenue (40%)	Minimum Threshold	50	50
	Target	100	100
	Maximum Threshold	100	100

Operating Income** (40%)	Minimum Threshold	50	50
	Target	100	100
	Maximum Threshold	100	100

Individual Performance (20%)***	Minimum Threshold	100	100
	Target	100	100
	Maximum Threshold	100	100

*	Subject to minimum cash gate: Positive operating cash flow per the statement of cash flows in annual audited financial statements.
**	Non-GAAP, with adjustments as stated in the AIP and approved by the Compensation Committee.
***	50% achievement of Revenue or Operating Income required for payout with a potential 50%—100% based on the achievement of greater than 50% for both Revenue and Operating Income.

The fiscal year 2011 AIP did not guarantee payout of the target amounts, and the Compensation Committee considered the revenue and operating income targets to be challenging. During the 2011 fiscal year AIP, we did not achieve the minimum threshold for AIP awards and no AIP amount was presented to the Compensation Committee for approval. Consequently, no officer received an AIP payout.

Short-term incentive pay will continue to be a component of our total executive compensation program. For fiscal year 2012, the Compensation Committee recommended to the Board and the Board approved, that the metrics for the AIP would be 50% based on revenue and 50% based on non-GAAP operating income. Payout to named executive officers at 50% will be represented by performance vesting restricted stock and greater than a 50% achievement will result in a cash payout for that portion. No annual incentive can be earned for performance below the minimum threshold. Payouts (as a percentage of the award target) are capped at 100%.

Long-Term Compensation—Equity Incentives

The Long-Term Incentive Plan (“LTIP”) is one of the elements of our executive compensation program. The Compensation Committee uses this plan as a means for determining awards of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our officers and other executives based on multi-year performance. All of the awards are granted under the 2007 Stock Equity Plan, as amended and restated (the “Plan”).

Our LTIP is designed to motivate our executives to focus on achievement of our long-term financial goals. Performance share grants motivate our executives to achieve our long-term goals and to the extent our results affect our stock price, link such results with the performance of our stock over a three-year period. Using equity awards helps us to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and the value and appreciation in the value of our stock. For fiscal year 2011, the Compensation Committee has authorized Long Term Incentive Plan awards that will provide incentives for performance through fiscal year 2013.

The LTIP awards made in fiscal 2011, were composed of 33 1/3% stock options, 33 1/3% service-based restricted stock and 33 1/3% performance-based restricted stock awards. (In all cases, the proportions are measured by the estimated GAAP expense associated with the awards.) The stock options vest over a three-year period with 50% vesting on the first anniversary of grant and 25% on each of the following two anniversaries. The performance shares vest at the end of fiscal year 2013 if the executive remains an employee and the Company threshold performance criterion has been achieved. The service-based restricted stock vests 33 1/3% on each of the three following anniversaries of the award. The Committee believes that each type of equity component addresses different compensation objectives. Stock options provide a leverage opportunity and alignment with shareholder interests. Performance-based restricted stock awards encourage a stronger operational focus. Service-based restricted stock encourages retention of key executives.

Performance Shares. In general, the Compensation Committee determines the applicable multi-year performance criteria and plan cycle for performance share awards with a view to allowing the shares to be earned, if the performance criteria are met, at the end of each 3-year plan cycle. Under the fiscal year 2011-2013 long-term equity incentive awards, performance shares are earned if 50% of target cash flow from operations is achieved. Cash flow from operations is calculated by applying GAAP principles, adjusted for certain Compensation Committee approved exclusions such as charges incurred for restructurings, impairments, and acquisitions. The maximum possible entitlement to performance shares will occur if 100% of the target is achieved. In addition, irrespective of Company performance versus target, there is no entitlement to performance shares unless the award recipient continues to be employed throughout the multi-year period. Performance shares are subject to repurchase by the Company at $0.01 per share if eligible employment ends during the performance measurement period and to the extent the maximum performance is not achieved during the performance measurement period. For fiscal year 2011, upon the recommendation of the Compensation Committee, the performance shares under the 2009-2011 LTIP, were repurchased by the Company since the Committee determined that the threshold targets had not been met. For compensation planning purposes, awards of performance-based restricted stock are valued at the fair market value of the shares on the date of award, which is the closing price on the NASDAQ Global Market on that date, without reduction to reflect vesting or other conditions.

Table 2, below, outlines the metrics of the performance shares awarded in fiscal year 2011.

Table 2

		Results-Driven Entitlement
Performance Share Plan		Performance (As % of Financial Target)	Entitlement (As % of Entitlement at Target)
Metric (July 3, 2010- June 28, 2013)	Tiers	(%)	(%)
Cash Flow from Operations*	Threshold	75	80
	Target	100	100
	Maximum	120	150

*	Non-GAAP, with adjustments as stated in the Plan and approved by the Compensation Committee.

Stock Options. The Compensation Committee believes that stock options directly align the interests of executives and shareholders as the options only result in gain to the recipient if our stock price increases above the exercise price of the options. In addition, options are intended to help retain key employees because they vest over a period of three years, and to assist hiring new executives by replacing the value of stock options that may have been forfeited as a result of leaving a former employer. Generally, options are granted with an exercise price equal to the fair market value of the common stock on the grant date, which is the closing price on the NASDAQ Global Market on that date. Typically, the Compensation Committee awards stock options that vest and become exercisable solely on the basis of continued employment, or other service, usually over three years, with 50 percent vesting on the first anniversary of the date of the grant and an additional 25 percent vesting on the second and third anniversaries of the date of the grant. Duration of stock options (subject to the terms of the

Plan) is 7 years from grant date. For compensation planning purposes, awards of stock options are valued using the Black-Scholes valuation method, without reduction to reflect vesting or other conditions. In fiscal 2011, the Black-Scholes valuations were approximately 50% of the grant-date value of the shares subject to the option.

Service-Based Restricted Stock. Service-based restricted stock awards are awards of stock at the start of a vesting period which is subject to repurchase for nominal consideration if the specified vesting conditions are not satisfied. In addition to their use as a component of the LTIP, awards of service-based restricted stock may be made on a selective basis to individual executives primarily to facilitate retention and succession planning or to replace the value of equity awards that may have been forfeited as a result of the executive’s leaving a former employer. For compensation planning purposes, awards of service-based restricted stock are valued at the fair market value of the shares on the date of award, which is the closing price on the NASDAQ Global Market on that date, without reduction to reflect vesting or other conditions. Typically, as in the case of the LTIP awards made in fiscal 2011, the Compensation Committee awards restricted stock that vest and become exercisable solely on the basis of continued employment, or other service, usually over three years, with 33 1/3% vesting on the first anniversary of the date of the grant and an additional 33 1/3% vesting on the second and third anniversaries of the date of the grant. Unvested shares are subject to repurchase by the Company at $0.01 per share if employment ends before the third anniversary of the grant date. There were no significant changes in the LTIP compensation for any individual in fiscal year 2011 as compared to fiscal year 2010.

The LTIP continues to be an important element of our executive compensation program. For fiscal 2012, the Compensation Committee recommended, and the Board authorized, long-term incentive awards structured 50% (by GAAP value on the date of award) as stock options vesting 50% on the first anniversary of grant, 25% on the second anniversary and 25% on the third anniversary, and 50% (by GAAP value on the date of award) as service-based restricted stock vesting 33- 1/3% on each of the first, second and third anniversaries of grant.

Recovery of Executive Compensation

Our executive compensation program permits us to recover or “clawback” all or a portion of any performance-based compensation if our financial statements are restated as a result of errors, omissions, or fraud. The amount which may be recovered will be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that the Compensation Committee or our Board shall determine. In no case will the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators, or other authorities.

Stock Ownership Guidelines

While we do not have a minimum stock ownership requirement for members of the Board and our named executive officers, the corporate governance guidelines adopted by the Board encourage the ownership of our common stock.

Tax and Accounting Considerations

Tax Considerations. The Compensation Committee generally considers the federal income tax and financial accounting consequences of the various components of the executive compensation program in making decisions about executive compensation. The Compensation Committee believes that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and the executive compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, the Compensation Committee endeavors to award compensation that will be deductible for income tax purposes. Internal Revenue Code Section 162(m) may limit the tax deductions that a public company can claim for compensation to some of its named executive officers. The Compensation Committee believes that performance-based compensation authorized and earned under our employee stock option plan including performance shares and option awards, qualify as performance-based compensation that would not be subject to deduction limitations under Section 162(m) and the applicable Treasury Regulations and therefore was or will be fully tax-deductible by the Company. Accordingly the Compensation Committee believes that no expense must be accrued on account of non-deductibility under Section 162(m). Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of the deferral elections, timing of payments and certain other matters. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe that currently we are operating such plans in compliance with Section 409A.

Accounting Considerations. The Compensation Committee also considers the accounting implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation such as bonuses as expenses in the amount paid or to be paid to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with GAAP. The Compensation Committee believes that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Benefits under the 401(k) Plan, Executive Perquisites, and Generally Available Benefit Programs

In fiscal year 2011, our named executive officers were eligible to participate in the health and welfare programs that are generally available to all full-time U.S.-based employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending and accidental death and dismemberment. Except for relocation expense reimbursement and allowances provided to former Stratex officers, such as a housing allowance, we do not provide perquisites to our named executive officers.

In addition, the named executive officers and all other eligible U.S.-based employees can participate in our tax-qualified 401(k) Plan. Under the 401(k) Plan, all eligible employees can receive matching contributions from the Company. Our company-matching contribution for the 401(k) Plan during fiscal year 2011 was 100 percent of the first five percent of contributions by the employee to the 401(k) Plan, to a maximum per participating employee of $22,000 for employees age 50 and over during each calendar year, as allowed by the IRS. We do not provide defined benefit pension plans or defined contribution retirement plans to the named executive officers or other employees other than the 401(k) Plan, or as required in certain countries other than the United States, for legal or competitive reasons.

We adopted an employee stock purchase plan effective November 19, 2009 and commencing on July 3, 2010, under which named executive officers and all other eligible U.S.-based employees can elect, on a quarterly basis, to apply a portion of their cash compensation to purchase shares of our common stock at a 5% discount. An employee’s total purchases in any year cannot exceed $25,000 in value or 15% of his or her salary, whichever is less. Furthermore, an employee may not purchase more than 608 shares of common stock annually under the employee stock purchase plan.

The 401(k) Plan, employee stock purchase plan and the other benefit programs allow us to remain competitive and enhance employee loyalty and productivity. These benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial contributions for retirement and to enhance hiring and retention.

Post-Termination Compensation

Employment agreements have been established with each of our named executive officers. These agreements provide for certain payments and benefits to the employee if his or her employment with us is terminated. These arrangements are discussed in more detail on page 35. We have determined that such payments and benefits are an integral part of a competitive compensation package for our named executive officers. For additional information regarding our employment agreements with our named executive officers, see the discussion under “Potential Payments Upon Termination or Change of Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 1, 2011.

Compensation Committee of the Board of Directors

Dr. James C. Stoffel, Chairman

Clifford H. Higgerson

Dr. Mohsen Sohi

Risk Considerations in Our Compensation Program

The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation benefits structure applicable to our employees, generally. We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and “at risk” incentive compensation.

•

The incentive elements of our compensation program (annual incentives and multi-year equity LTIP awards) are designed to reward both annual performance (under the annual incentive plan) and longer-term performance (under the LTIP). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•

Our incentive compensation programs for officers reward a mix of different performance measures: namely, revenue, operating income and cash flow. We believe this mix of performance measures mitigates any incentive to seek to maximize performance under one measure to the detriment of performance under another measure. For example, if our management were to seek to increase sales by pursuing strategies that would negatively impact our profitability, any increase in the portion of annual incentive based on revenue would be offset by decreases in the portion of annual incentive based on operating profit and in the vesting of performance shares based on cash flow.

•

Maximum payouts under our annual incentive plan is currently capped at 100% of target payouts and maximum vesting for long-term performance shares is capped at 150% of target performance. We believe these limits mitigate excessive risk-taking, since the maximum amount that can be earned is limited.

•

Finally, our annual incentive plan and our long-term incentive plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies. In addition, our performance-based plans (cash incentive and performance shares) both contain provisions under which awards may be recouped or forfeited if the financial results for a period affecting the calculation of an award are later restated.

Summary Compensation Table

The following table summarizes the total compensation for each of our fiscal years ended July 1, 2011, July 2, 2010 and July 3, 2009 of our named executive officers, who consisted of our Chief Executive Officer, Chief Financial Officer and the next three other most highly compensated executive officers.

Name/Principal Position	Fiscal Year (1)	Salary (2) ($)	Bonus ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation (7) ($)	Total ($)
Charles D. Kissner,	2011	695,000	—	466,602	455,324	—	—	270,268	1,887,194
Chief Executive Officer and Chairman of the Board(2)(7)	2010	13,365	—	69,998	28,427	—	—	479,839	591,629
	2009	—	—	59,997	—	—	—	506,410	566,407

Thomas L. Cronan III	2011	329,515	—	130,800	132,306	—	—	5,789	598,410
Senior Vice President and Chief Financial Officer(7)	2010	300,000	—	286,668	142,644	—	—	1,104	730,416
	2009	46,154	—	215,000	188,906	6,875	—	50,212	507,147

Michael Pangia,	2011	420,000	—	109,000	110,255	—	—	1,324	640,579
Senior Vice President and Chief Sales Officer(7)	2010	420,000	—	293,328	145,959	—	—	1,046	860,333

Paul A. Kennard,	2011	324,804	—	119,900	121,281	—	—	16,514	582,499
Senior Vice President and Chief Technology Officer	2010	324,804	—	219,996	109,469	—	—	15,135	669,404
	2009	378,447	—	155,996	135,472	54,194	—	112,771	836,880

Heinz H. Stumpe,	2011	325,000	—	119,900	121,281	—	—	8,260	574,441
Senior Vice President and Chief Operating Officer	2010	325,000	—	89,566	90,000	—	—	26,260	530,826
	2009	321,923	—	115,872	100,627	46,179	—	25,831	610,432

(1)	Our 2011 fiscal year ended July 1, 2011, our 2010 fiscal year ended July 2, 2010 and our 2009 fiscal year ended July 3, 2009. The amounts in this table represent total compensation paid or earned for our fiscal year as included in our annual financial statements.
(2)	The amount in the Summary Compensation table for the fiscal year ended July 2, 2010 of $13,365 reflects Mr. Kissner’s salary for the period June 28, 2010 through July 2, 2010. The amount in the Summary Compensation table for the fiscal year ended July 3, 2009 of $46,154 reflects Mr. Cronan’s salary for the period May 4, 2009 through July 3, 2009.
(3)	The “Stock Awards” column shows the full grant date fair value of the performance shares (at target) and restricted stock granted in fiscal 2010 and 2009. For fiscal 2011, the grant date fair value of the performance shares was reduced to zero or no value since subsequent to the grant date we estimated that the minimum threshold performance will not be achieved. If we estimated that the fiscal 2011 performance shares will be earned by exceeding the target metrics (the maximum pay-out under the Plan), the following amounts would have been included in the amount under this column and as part of the named executive officers total compensation:

Mr. Kissner	$466,602
Mr. Cronan	$130,800
Mr. Pangia	$109,000
Mr. Kennard	$119,900
Mr. Stumpe	$119,900

The grant date fair value of the performance shares and restricted stock was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The grant date fair value for performance awards and restricted stock was based on the closing market price of our common stock on the respective award dates, except for the performance shares granted during fiscal 2011 as discussed above. The assumptions used for determining values are set forth in Notes 1 and 10 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended July 1, 2011. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers. The listed stock awards to Mr. Kissner during fiscal 2010 and 2009 were made to him as a non-employee member of our Board of Directors prior to his appointment as Chairman and CEO.

(4)

The “Option Awards” column shows the full grant date fair value of the stock options granted in fiscal 2011, 2010, and 2009. The grant date fair value of the stock option awards was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The assumptions used for determining values are set forth in Notes 1 and 10 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended July 1, 2011. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.
(5)	For the fiscal years ended July 1, 2011 and July 2, 2010, no amounts were paid to named executive officers in respect of 2011 and 2010 performance under the fiscal years’ 2011 and 2010 AIP’s. For the fiscal year ended July 3, 2009, represents amounts paid in fiscal 2010 in respect of 2009 performance under the fiscal year 2009 AIP as though 90% of revenue target had been achieved with actual achievement of 87% of revenue target.
(6)	We do not currently have our own pension plan or deferred compensation plan.
(7)	Effective July 18, 2011, Mr. Pangia was appointed President and Chief Executive Officer, and Mr. Kissner became a part-time employee of the Company while continuing as Chairman of the Board. Effective August 25, 2011, Mr. Cronan resigned his position as Senior Vice President and Chief Financial Officer of the Company.
(8)	The following table describes the components of the “All Other Compensation” column.

Name	Year	Life Insurance (a) ($)	Housing and Auto Allowance (b) ($)	Severance & Related Benefits (c) ($)	Other Patent Income (d) ($)	Other Bonus (e) ($)	Fees Earned as Board of Director (f) ($)	Company Matching Contributions Under 401(k) Plan(g) ($)	Tax Gross- Ups and Equalization (h) ($)	Total All Other Compensation ($)
Charles D. Kissner	2011	7,695	14,400	239,692	—	—	—	8,481	—	270,268
	2010	—	15,600	394,239	—	—	70,000	—	—	479,839
	2009	—	14,400	410,010	—	—	82,000	—	—	506,410

Thomas L. Cronan III	2011	1,212	—	—	—	—	—	4,577	—	5,789
	2010	1,104	—	—	—	—	—	—	—	1,104
	2009	212	—	—	—	50,000	—	—	—	50,212

Michael Pangia	2011	1,324	—	—	—	—	—	—	—	1,324
	2010	1,046	—	—	—	—	—	—	—	1,046

Paul A. Kennard	2011	2,864	—	—	1,015	—	—	12,635	—	16,514
	2010	2,260	—	—	—	—	—	12,875	—	15,135
	2009	3,858	6,900	—	—	10,000	—	7,136	84,877	112,771

Heinz H. Stumpe	2011	2,260	6,000	—	—	—	—	—	—	8,260
	2010	2,260	24,000	—	—	—	—	—	—	26,260
	2009	1,831	24,000	—	—	—	—	—	—	25,831

(a)	Represents premiums paid for life insurance that represent taxable income for the named executive officer.
(b)	Represents payments to Mr. Kissner under his former employment agreement with Stratex. Represents taxable amounts to Mr. Kennard and Mr. Stumpe paid under former Stratex compensation policies that carried forward after the merger on January 26, 2007.
(c)	Represents severance payments to Mr. Kissner under his former employment agreement with Stratex.
(d)	Represents taxable amounts paid to Mr. Kennard for the acquisition of a patent previously owned by him.
(e)	Represents a sign-on bonus paid to Mr. Cronan and an international assignment bonus for Mr. Kennard.
(f)	Represents compensation earned by Mr. Kissner as Chairman of the Board prior to being named chief executive officer.
(g)	Represents matching contributions made by us to the account of the respective named executive’s 401(k) Plan.
(h)	Represents tax gross-ups and tax equalization payments to Mr. Kennard relating to his international assignment.

Grants of Plan-Based Awards in Fiscal 2011

The following table lists our grants and incentives during our fiscal year ended July 1, 2011 of plan-based awards, both equity and non-equity based and including our Annual Incentive Plan, to the named executive officers listed in the Summary Compensation Table. There is no assurance that the grant date fair value of stock and option awards will ever be realized.

								All Other Stock Awards in Fiscal 2011
Name	Grant Date (1)	Estimated Possible Payouts Under Short-Term Non- Equity Incentive Plan Awards in Fiscal 2011(2)			Estimated Future Payments Under Long-Term Equity Incentive Plan Awards in Fiscal 2011(3)			Number of Shares of Stock or Units(4) ($)	Number of Securities Underlying Options ($)	Exercise or Base Price of Option Awards ($/Share)	Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles D. Kissner	N/A	347,500	695,000	695,000	—	—	—	—	—	—	—
	11/11/2010	—	—	—	54,000	67,500	101,250	—	—	—	294,300
	11/11/2010	—	—	—	—	—	—	67,500	—	—	294,300
	11/11/2010	—	—	—	—	—	—	—	135,000	4.36	297,688
	2/10/2011	—	—	—	22,560	28,200	42,300	—	—	—	172,302
	2/10/2011	—	—	—	—	—	—	28,200	—	—	172,302
	2/10/2011	—	—	—	—	—	—	—	50,000	6.11	157,636

Thomas L. Cronan III	N/A	102,000	204,000	204,000	—	—	—	—	—	—	—
	11/11/2010	—	—	—	24,000	30,000	45,000	—	—	—	130,800
	11/11/2010	—	—	—	—	—	—	30,000	—	—	130,800
	11/11/2010	—	—	—	—	—	—	—	60,000	4.36	132,306

Michael Pangia	N/A	147,000	294,000	294,000	—	—	—	—	—	—	—
	11/11/2010	—	—	—	20,000	25,000	37,500	—	—	—	109,000
	11/11/2010	—	—	—	—	—	—	25,000	—	—	109,000
	11/11/2010	—	—	—	—	—	—	—	50,000	4.36	110,255

Paul A. Kennard	N/A	97,500	195,000	195,000	—	—	—	—	—	—	—
	11/11/2010	—	—	—	22,000	27,500	41,250	—	—	—	119,900
	11/11/2010	—	—	—	—	—	—	27,500	—	—	119,900
	11/11/2010	—	—	—	—	—	—	—	55,000	4.36	121,281

Heinz H. Stumpe	N/A	97,500	195,000	195,000	—	—	—	—	—	—	—
	11/11/2010	—	—	—	22,000	27,500	41,250	—	—	—	119,900
	11/11/2010	—	—	—	—	—	—	27,500	—	—	119,900
	11/11/2010	—	—	—	—	—	—	—	55,000	4.36	121,281

(1)	Awards of Common Stock under our 2007 Stock Equity Plan, as amended and restated effective November 19, 2009.
(2)	The amounts shown under Estimated Possible Payouts Under Short Term Non-Equity Incentive Plan Awards reflect possible payouts under our fiscal 2011 Annual Incentive Plan. The actual amount earned by each named executive officer for fiscal 2011 pursuant to our 2011 Annual Incentive Plan is set forth in the Summary Compensation Table above under the column titled “Non-Equity Annual Incentive Plan Compensation.”
(3)	Performance share vesting may begin at 75 percent of the target level of cash flow from operations, as adjusted, and reaches maximum payout at financial performance at or above 120 percent of this target. The target (at which 100 percent vesting occurs) is $12 million of cash flow from operations, as adjusted, cumulatively for the three fiscal years in the period ending June 28, 2013. The shares may vest following the end of our 2013 fiscal year or June 28, 2013, based on continuous employment and achievement of performance results for the cumulative period from July 3, 2010 through the end of fiscal year 2013. Currently, performance shares have not vested for any officer.
(4)

Restricted stock that vests in installments of 33 1/3 percent one year from the grant date, 33 1/3 percent two years from the grant date and 33 1/3 percent three years from the grant date based on continuous employment through those dates.

(5)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date, and 25 percent three years from the grant date.
(6)	The “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair value of the performance shares (at target), restricted stock and stock options granted in fiscal 2011. The grant date fair value of the performance shares, restricted stock and stock options was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards in the event the vesting provisions are achieved. The grant date fair value for performance awards and restricted stock were based on a grant price of $4.36, the closing market price of our common stock on November 11, 2010 and $6.11, the closing market price of our common stock on February 10, 2011, the dates which the awards were granted.

The assumptions used for determining values are set forth in Notes 1 and 10 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended July 1, 2011. Subsequent to the grant of performance shares, we estimated the minimum threshold performance will not be achieved; accordingly, we have not recorded compensation expense for these performance shares in our fiscal 2011 financial statements. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of July 1, 2011. Each grant of options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each award of options is shown in the footnotes following this table based on the option grant date. The material terms of the option awards, other than exercise price and vesting are generally described in our 2007 Stock Equity Plan, as amended and restated effective November 19, 2009.

	Option Awards								Stock Awards
Name	[Awards Listed in Chronological Order] Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)

Charles D. Kissner	2/10/2011	—		50,500	(2)	—	6.11	2/10/2018	—		—		—		—
	2/10/2011	—		—		—	—	—	28,200	(4)	111,672	(5)	—		—
	2/10/2011	—		—		—	—	—	—		—		28,200	(6)	111,672	(5)
	11/11/2010	—		135,000	(2)	—	4.36	11/11/2017	—		—		—		—
	11/11/2010	—		—		—	—	—	67,500	(4)	267,300	(5)	—		—
	11/11/2010	—		—		—	—	—	—		—		67,500	(6)	267,300	(5)
	4/19/2010	8,720	(1)	—		—	6.73	4/19/2017	—		—		—		—
	6/6/2006	3,750	(3)	—		—	16.04	6/6/2013	—		—		—		—
	3/30/2004	107,500	(3)	—		—	17.52	3/30/2011	—		—		—		—
	10/22/2001	75,000	(3)	—		—	24.40	10/22/2011	—		—		—		—

Thomas L. Cronan III	11/11/2010	—		60,000	(2)	—	4.36	11/11/2017	—		—		—		—
	11/11/2010	—		—		—	—	—	30,000	(4)	118,800	(5)	—		—
	11/11/2010	—		—		—	—	—	—		—		30,000	(6)	118,800	(5)
	11/12/2009	23,969	(2)	23,969	(2)	—	6.00	11/12/2016	—		—		—		—
	11/12/2009	—		—		—	—	—	15,926	(4)	63,067	(5)	—		—
	11/12/2009	—		—		—	—	—	—		—		23,889	(7)	94,600	(5)
	5/4/2009	63,235	(2)	21,079	(2)	—	4.59	5/4/2016	—		—		—		—

Michael Pangia	11/11/2010	—		50,000	(2)	—	4.36	11/11/2017	—		—		—		—
	11/11/2010	—		—		—	—	—	25,000	(4)	99,000	(5)	—		—
	11/11/2010	—		—		—	—	—	—		—		25,000	(6)	99,000	(5)
	11/12/2009	24,526	(2)	24,526	(2)	—	6.00	11/12/2016	—		—		—		—
	11/12/2009	—		—		—	—	—	16,296	(4)	64,532	(5)	—		—
	11/12/2009	—		—		—	—	—	—		—		24,444	(7)	96,798	(5)
	3/30/2009	60,439	(2)	20,147	(2)	—	4.05	3/30/2016	—		—		—		—

Paul A. Kennard	11/11/2010	—		55,000	(2)	—	4.36	11/11/2017	—		—		—		—
	11/11/2010	—		—		—	—	—	27,500	(4)	108,900	(5)	—		—
	11/11/2010	—		—		—	—	—	—		—		27,500	(6)	108,900	(5)
	11/12/2009	18,394	(2)	18,395	(2)	—	6.00	11/12/2016	—		—		—		—
	11/12/2009	—		—		—	—	—	12,222	(4)	48,399	(5)	—		—
	11/12/2009	—		—		—	—	—	—		—		18,333	(7)	72,599	(5)
	11/5/2008	37,688	(2)	12,563	(2)	—	5.97	11/5/2015	—		—		—		—
	2/28/2007	15,000	(2)	—		—	20.40	2/28/2014	—		—		—		—
	6/6/2006	30,000	(3)	—		—	16.04	6/6/2013	—		—		—		—
	6/30/2005	12,500	(3)	—		—	6.88	6/30/2012	—		—		—		—

Heinz H. Stumpe	11/11/2010	—		55,000	(2)	—	4.36	11/11/2017	—		—		—		—
	11/11/2010	—		—		—	—	—	27,500	(4)	108,900	(5)	—		—
	11/11/2010	—		—		—	—	—	—		—		27,500	(6)	108,900	(5)
	11/12/2009	15,050	(2)	15,050	(2)	—	6.00	11/12/2016	—		—		—		—
	11/12/2009	—		—		—	—	—	10,000	(4)	39,600	(5)	—		—
	11/12/2009	—		—		—	—	—	—		—		15,000	(7)	59,400	(5)
	11/5/2008	27,994	(2)	9,332	(2)	—	5.97	11/5/2015	—		—		—		—
	2/28/2007	11,300	(2)	—		—	20.40	2/28/2014	—		—		—		—
	6/6/2006	20,000	(3)	—		—	16.04	6/6/2013	—		—		—		—

(1)	Stock options were awarded to Mr. Kissner as a non-employee member of our Board of Directors prior to his appointment as Chairman and CEO. Stock options vested 100 percent on January 26, 2011.
(2)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date and 25 percent three years from the grant date.
(3)	These options were granted by Stratex, were assumed by us in the merger with Stratex and are fully vested.
(4)

Restricted stock that vests in installments of 33 1/3 percent one year from the grant date, 33 1/3 percent two years from the grant date and 33 1/3 percent three years from the grant date based on continuous employment through those dates. The listed stock awards to Mr. Kissner were made to him as a non-employee member of our Board of Directors prior to his appointment as Chairman and CEO. These awards vest in full one year from the grant date.

(5)	Market value is based on the $3.96 closing price of a share of our common stock on July 1, 2011, as reported on the NASDAQ Global Market.
(6)	Performance share vesting may begin at 75 percent of the target level of cash flow from operations, as adjusted, and reaches maximum payout at financial performance at or above 120 percent of this target. The target (at which 100 percent vesting occurs) is $12 million of cash flow from operations, as adjusted, cumulatively for the three fiscal years in the period ending June 28, 2013. The shares may vest following the end of our 2013 fiscal year or June 28, 2013, based on continuous employment and achievement of performance results for the cumulative period from July 3, 2010 through the end of fiscal year 2013. Currently, performance shares have not vested for any officer.
(7)	Performance share vesting may begin at 75 percent of the target level of cash flow from operations, as adjusted, and reaches maximum payout at financial performance at or above 120 percent of this target. The target (at which 100 percent vesting occurs) is $125.4 million of cash flow from operations, as adjusted, cumulatively for the three fiscal years in the period ending June 29, 2012. The shares may vest following the end of our 2012 fiscal year or June 29, 2012, based on continuous employment and achievement of performance results for the cumulative period from July 3, 2009 through the end of fiscal year 2012. Currently, performance shares have not vested for any officer.

Option Exercised and Stock Vested in Fiscal 2011

The following table provides information for each of our named executive officers regarding the number of shares of our common stock acquired upon the vesting of stock awards during fiscal 2011. No options to purchase common stock were exercised during fiscal 2011. Stock awards vesting during fiscal 2011 consisted solely of restricted stock with service-based vesting provisions. Performance shares from the fiscal 2009 Long-Term Incentive Plan vested on July 1, 2011 but no shares were acquired since the minimum threshold performance targets were not achieved.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(1)
Charles D. Kissner	—	—	6,152	29,867
Thomas L. Cronan III	—	—	7,963	34,878
Michael Pangia	—	—	8,148	35,688
Paul A. Kennard	—	—	6,111	26,766
Heinz H. Stumpe	—	—	5,000	21,900

(1)	Amount shown is the aggregate market value of the vested shares of service-based restricted common stock based on the closing price of our stock on the vesting date. The amount shown for Mr. Kissner reflects awards made to him as a non-employee member of our Board of Directors prior to his appointment as Chairman and CEO. Performance shares from the fiscal 2009 Long-Term Incentive Plan vested on July 1, 2011 but no shares were acquired since the minimum threshold performance targets were not achieved.

Equity Compensation Plan Summary

The following table provides information as of July 1, 2011, relating to our equity compensation plan pursuant to which grants of options, restricted stock and performance shares may be granted from time to time and the option plans and agreements assumed by us in connection with the Stratex acquisition:

Plan Category	Number of Securities to be Issued Upon Exercise of Options and Vesting of Restricted Stock Units and Performance Share Units(1)	Weighted-Average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation plan approved by security holders(3)	3,366,929	$6.14	4,400,272
Equity Compensation plans not approved by security holders(4)	571,849	$16.44	—

Total	3,938,778	$7.70	4,400,272

(1)	Under the 2007 Stock Equity Plan, in addition to options, we have granted share-based compensation awards in the form of performance shares, restricted stock, performance share units and restricted stock units. As of July 1, 2011, there were 1,663,538 such awards outstanding under that plan. The outstanding awards consisted of (i) performance share awards at target and restricted stock awards, for which all 1,509,671 shares were issued and outstanding; and (ii) 153,867 performance share unit awards at target and restricted stock unit awards, for which all 153,867 were payable in shares but for which no shares were yet issued and outstanding. The 3,366,929 shares to be issued upon exercise of outstanding options and vesting of restricted stock units and performance share units as listed in the first column consisted of shares to be issued in respect of the exercise of 3,213,062 outstanding options and in respect of the 153,867 performance share unit awards and restricted stock units awards payable in shares.
(2)	Excludes weighted average fair value of restricted stock units and performance share units at issuance date.
(3)	Consists solely of our 2007 Stock Equity Plan, as amended and restated effective November 19, 2009.
(4)	Consists of common stock that may be issued pursuant to option plans and agreements assumed pursuant to the Stratex acquisition. The Stratex plans were duly approved by the stockholders of Stratex prior to the merger with us. No shares are available for further issuance.

Potential Payments Upon Termination or Change of Control

Employment agreements have been established with each of the continuing named executive officers, which provide for such executives to receive certain payments and benefits if their employment with us is terminated. These arrangements are set forth in detail below assuming a termination event on July 1, 2011 based on our stock price on that date. The Board has determined that such payments and benefits are an integral part of a competitive compensation package for our executive officers.

The table below reflects the compensation and benefits due to each of the named executive officers in the event of termination of employment by us without cause or termination by the executive for good reason (other than within 18 months after a Change of Control, as defined below) and in the event of disability and in the event of termination of employment by us without cause or termination by the executive for good reason within 18 months after a Change of Control. The amounts shown in the table are estimates of the amounts that would be paid upon termination of employment. There are no compensation and benefits due to any named executive officer in the event of death (except in the case of Mr. Kissner), or of termination of employment by us for cause or voluntary termination. The actual amounts would be determined only at the time of the termination of employment.

Name	Conditions for Payouts	Number of Months (#)	Base per Month (1) ($)	Months Times Base ($)	Target Bonus(2) ($)	Total Severance Payments ($)	Accelerated Equity Vesting(3) ($)	Continuation of Insurance Benefit(4) ($)	Out- Placement Services(5) ($)	Total ($)
Charles D. Kissner	Termination without cause or for good reason or upon death or disability	From termination to June 28, 2012 or for 12 months after termination, whichever is longer	57,917	695,000	695,000	1,390,000	—	13,809	—	1,403,809

Thomas L. Cronan III	Termination without cause or for good reason, or due to disability	12	28,333	340,000	204,000	544,000	—	19,190	30,000	593,190

	Within 18 months after Change of Control	24	28,333	680,000	204,000	884,000	395,267	38,380	30,000	1,347,647

Michael Pangia(6)	Termination without cause or for good reason, or due to disability	12	35,000	420,000	294,000	714,000	—	19,190	30,000	763,190
	Within 18 months after Change of Control	24	35,000	840,000	294,000	1,134,000	359,330	38,380	30,000	1,561,710

Paul A. Kennard	Termination without cause or for good reason, or due to disability	12	27,067	324,804	195,000	519,804	—	7,444	30,000	557,248

	Within 18 months after Change of Control	24	27,067	649,608	195,000	844,608	338,798	14,888	30,000	1,228,294

Heinz H. Stumpe	Termination without cause or for good reason, or due to disability	12	27,083	325,000	195,000	520,000	—	7,527	30,000	557,527
	Within 18 months after Change of Control	24	27,083	650,000	195,000	845,000	316,800	15,054	30,000	1,206,854

(1)	The monthly base salary represents the total gross monthly payments to each named executive officer at the current salary.
(2)	The target bonus represents the maximum amount of a payout under the terms of the Annual Incentive Plan discussed in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	Reflects acceleration of outstanding equity awards as of July 1, 2011. As of this date, no options had value since all option exercise prices were above the $3.96 per share market value as of July 1, 2011. The values in this column consist solely of the acceleration of unvested restricted and performance shares of common stock at $3.96 per share market value as of July 1, 2011.
(4)	The insurance benefit provided is paid directly to the insurer benefit provider and includes amounts for COBRA.
(5)	The estimated dollar amounts for Outplacement Services would be paid directly to an outplacement provider selected by us.
(6)	Effective July 18, 2011, upon his appointment as President and Chief Executive Officer, Mr. Pangia’s monthly base salary was increased to $45,833.33 and his target bonus was increased to $550,000. His current 12-month severance payments would accordingly total $1,100,000 and his current 24-month severance payments would total $1,650,000.

Our employment agreement with Mr. Charles D. Kissner, our President and Chief Executive Officer until July 18, 2011, included the following provisions:

If he is terminated without cause or upon death or disability or should he resign for good reason and he (or his estate or personal representative, as applicable) signs a general release, he will be entitled to receive the following severance benefits:

•

severance payments at his final base salary for a period (the “Prior Severance Period”) starting on the date of his termination and ending on the later of (i) the first anniversary of his termination; or (ii) June 28, 2012;

•

payment of premiums necessary to continue his group health insurance under COBRA (or to purchase other comparable health coverage on an individual basis if he is no longer eligible for COBRA coverage) until the earlier of (i) the end of the Prior Severance Period; or (ii) the date on which he first becomes eligible to participate in another employer’s group health insurance plan;

•	the prorated portion of any incentive bonus he would have earned during the incentive bonus period in which his employment was terminated;

•

any stock options or time-vested shares of restricted stock granted to him shall cease vesting upon his termination date, provided, however, for options granted subsequent to the date of his employment agreement, he will be entitled to purchase any vested shares subject to those options until the earlier of

•

12 months following the termination date or the date on which the applicable option(s) expire(s), provided, further, the Board of Directors may in its sole discretion provide for additional vesting of restricted shares or options upon termination.

The revised employment agreement entered into with Mr. Kissner effective July 18, 2011 in connection with his becoming a part-time employee while continuing as Chairman of the Board superseded the foregoing agreement and includes the following provisions:

If he is terminated without cause or upon death or disability or should he resign for good reason and he (or his estate or personal representative, as applicable) signs a general release, he will be entitled to receive the following severance benefits:

•	severance payments at his revised base salary of $29,166.66 per month for a period (the “New Severance Period”) starting on the date of his termination and ending on July 18, 2012;

•

payment of premiums necessary to continue his group health insurance under COBRA (or to purchase other comparable health coverage on an individual basis if he is no longer eligible for COBRA coverage) until the earlier of (i) the end of the New Severance Period; or (ii) the date on which he first becomes eligible to participate in another employer’s group health insurance plan;

•

any stock options or time-vested shares of restricted stock granted to him shall cease vesting upon his termination date, provided, however, he will be entitled to purchase any vested shares subject to those options until the earlier of 12 months following the termination date or the date on which the applicable option(s) expire(s).

In addition, Mr. Kissner’s revised agreement provides that if there is a Change of Control, and his compensation ceases within the New Severance Period in connection therewith, the vesting of all unvested stock option(s) and unvested equity-compensation awards subject to service-based vesting will accelerate, such that all of such stock option(s) and equity-compensation awards will be fully vested as of the date such compensation ceases.

The revised employment agreement with Mr. Kissner and the employment agreements with our other named executive officers define a “Change of Control” as follows:

•

any merger, consolidation, share exchange or acquisition, unless immediately following such merger, consolidation, share exchange or acquisition of at least 50 percent of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the entity resulting from such merger, consolidation or share exchange, or the entity which has acquired all or substantially all of our assets (in the case of an asset sale that satisfies the criteria of an acquisition) (in either case, the “Surviving Entity”), or

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if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity is represented by our securities that were outstanding immediately prior to such merger, consolidation, share exchange or acquisition (or, if applicable, is represented by shares into which such Company securities were converted pursuant to such merger, consolidation, share exchange or acquisition), or

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any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 30 percent of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to the our stockholders that the Board does not recommend such stockholders accept, other than: (i) an employee benefit plan of ours or any of our Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of our or any of our Affiliates; or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or

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over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals each of whom meet one of the following criteria: (i) have been a Board member continuously since the adoption of this Plan or the beginning of such 36-month period; (ii) have been appointed by Harris; or (iii) have been elected or nominated during such 36-month period by at least a majority of the Board members that belong to the same Class of director as such Board member; and (iv) satisfied one of the above criteria when they were elected or nominated;

•	a majority of the Board determines that a Change of Control has occurred; or

•	the complete liquidation or dissolution of the Company.

Employment agreements are in effect for the other current named executive officers, which provide that if they are terminated without cause or should they resign for good reason or become disabled and they sign a general release they will be entitled to receive the following severance benefits:

•	severance payments at their final base salary for a period of 12 months following termination;

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payment of premiums necessary to continue their group health insurance under COBRA (or to purchase other comparable health coverage on an individual basis if the employee is no longer eligible for COBRA coverage) until the earlier of (i) 12 months; or (ii) the date on which they first became eligible to participate in another employer’s group health insurance plan;

•	the prorated portion of any incentive bonus they would have earned during the incentive bonus period in which their employment was terminated;

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any equity compensation subject to service-based vesting granted to the executive officer will stop vesting as of their termination date; however, they will be entitled to purchase any vested share(s) of stock that are

•	subject to the outstanding options until the earlier of: (i) 12 months; or (ii) the date on which the applicable option(s) expire; and

•	outplacement assistance selected and paid for by us.

In addition, these agreements provide that if there is a Change of Control, and employment with us is terminated by us without cause or by the employee for good reason within 18 months after the Change of Control and they sign a general release of known and unknown claims in a form satisfactory to us, (i) the severance benefits described shall be increased by an additional 12 months; (ii) they will receive a payment equal to the greater of (a) the average of the annual incentive bonus payments received by them, if any, for the previous three years; or (b) their target incentive bonus for the year in which their employment terminates; and (iii) the vesting of all unvested stock option(s) and unvested equity-compensation awards subject to service-based vesting will accelerate, such that all of such stock option(s) and equity-compensation awards will be fully vested as of the date of their termination/resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10 percent of a registered Class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10 percent holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during fiscal 2011, and Forms 5 (or any written representations) received with respect to fiscal year 2011, we believe that all directors, officers, executive officers and 10 percent stockholders complied with all applicable Section 16(a) filing requirements during fiscal 2011 except for Director Rau’s initial filing following his election by our stockholders at the 2010 Annual Meeting, which was filed in January 2011.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the 2011 Annual Meeting of Stockholders, directors are being nominated for election to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until the death, resignation or removal of such director. In a Board meeting on August 31, 2011, following the recommendation of our Governance and Nominating Committee, the Board nominated Messrs. Kissner, Hasler, Higgerson, Pangia, Rau, Sohi, Stoffel and Thompson as director nominees for election to serve on the Board following the annual meeting. Unless you attend the annual meeting in person and submit a ballot that indicates your intent to withhold your vote in favor of any or all of the director nominees listed below, or, in the alternative, submit a proxy card or other voting instructions, as the case may be, indicating your intention to withhold your vote in favor of any or all of the director nominees listed below, then your proxy will be voted “FOR” the election of each of the director nominees listed below.

The director nominees will be elected by plurality vote. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, all proxies received by the proxy holders will be voted for any subsequent nominee named by our current Board to fill the vacancy created by the earlier nominee’s withdrawal from the election. As of the date of this Proxy Statement, the Board is not aware of any director nominee who is unable or will decline to serve as a director.

DIRECTOR NOMINEES

Name	Title	Age
Charles D. Kissner	Chairman of the Board and Chief Executive Officer	64
William A. Hasler	Director	69
Clifford H. Higgerson	Director	71
Michael A. Pangia	Director, President and Chief Executive Officer	50
Raghavendra Rau	Director	62
Dr. Mohsen Sohi	Director	52
Dr. James C. Stoffel	Lead Independent Director	65
Edward F. Thompson	Director	73

Vote Required

Our directors will be elected from the persons nominated by the affirmative vote of holders of a plurality of our outstanding common stock present in person, or represented by proxy, at the annual meeting and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 29, 2012 and our Board has ratified such appointment. During fiscal year 2011, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other audit related services.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2012 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2012 FISCAL YEAR

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Beginning this year, a “say on pay” advisory vote is being required for all U.S. public companies under recently adopted Section 14A of the Securities Exchange Act of 1934, as amended. In accordance with this new law, we are asking stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, and the related compensation tables, notes and narrative in this proxy statement.

The Board of Directors recommends that you vote FOR approval of the advisory vote on executive compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 21 of this proxy statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, appearing on pages 30 through 39, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE

ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The federal law that now requires each U.S. public company to hold a “say on pay” advisory vote also requires that stockholders be asked to vote on the frequency of “say on pay’ votes. Pursuant to this new law, which is set forth in the recently adopted Section 14A of the Exchange Act, in this Proposal No. 4 we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation.

The Board understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. The Company has engaged large and small stockholders on this issue and based on their feedback we believe that a majority of our stockholders would prefer an annual vote. The Board of Directors is therefore recommending that stockholders vote for holding the advisory vote on executive compensation EVERY YEAR.

Vote Required

The frequency with which the Company asks stockholders for an advisory vote on executive compensation that receives the most votes will be considered the advisory preference of the stockholders. While this advisory vote is non-binding, the Board will review and consider the voting results when evaluating the frequency with which the Company will ask stockholders for an advisory vote on executive compensation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL NO. 5

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S AMENDED AND RESTATED 2007 STOCK EQUITY PLAN

We are requesting that the stockholders vote in favor of approving an amendment to our Amended and Restated 2007 Stock Equity Plan (the “Amended 2007 Plan”) to increase the number of shares of common stock authorized for issuance under the Amended 2007 Plan from 10,400,000 to 16,400,000 shares. The Amended 2007 Stock Equity Plan was originally amended and restated by the Board on September 14, 2009, upon the recommendation of the Compensation Committee and was approved by the stockholders at the Company’s 2009 annual meeting of stockholders held on November 19, 2009. On August 31, 2011, upon the recommendation of the Compensation Committee, the Board approved an amendment to the Amended 2007 Stock Equity Plan to increase the number of shares authorized for issuance thereunder from 10,400,000 to 16,400,000, subject to the approval of the stockholders. The purpose of the increase in authorized shares is to secure adequate shares to fund expected awards under our long-term incentive program. Our Board believes that this number represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

As of September 12, 2011, a total of 3,504,388 shares of common stock remained available for issuance under the Amended 2007 Plan. After giving effect to authorized long-term incentive awards for fiscal year 2012-14 that will be granted before the end of calendar year 2011, it is anticipated that approximately 1,737,000 shares of common stock will remain available for issuance under the Amended 2007 Plan, prior to the proposed increase in the maximum number of shares issuable under the Amended 2007 Plan. Under the terms of the Amended 2007 Plan, (x) each share with respect to which an option or stock-settled SAR is granted reduces the number of shares available for issuance under the Amended 2007 Plan by one share and (y) each share with respect to any other award denominated in shares that is granted reduces the number of shares available for issuance under the Amended 2007 Plan by 1.31 shares.

Set forth below is a summary of the Amended 2007 Plan, which is qualified in its entirety by the specific language of the Amended 2007 Plan, a copy of which is attached to this proxy statement as Appendix A.

Summary of Amended 2007 Plan

Purpose. The Amended 2007 Plan is intended to retain and reward highly qualified employees, consultants, and directors and encourage their ownership of common stock of the Company.

Administration. The Amended 2007 Plan may be administered by the Compensation Committee of the Board, by another designated Compensation Committee, or by the Board directly. The designated administrator, or the Compensation Committee, has the discretion, subject to the provisions of the Amended 2007 Plan, to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Compensation Committee has complete authority to interpret the Amended 2007 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Amended 2007 Plan.

Eligibility. Awards may be granted to any employee of or consultant to one or more of the Company and its affiliates or to non-employee members of the Board or of any board of directors (or similar governing authority) of any affiliate. Currently, approximately 64 employees are eligible under the Amended 2007 Plan.

Shares Subject to the Amended 2007 Plan. The shares issued or to be issued under the Amended 2007 Plan are authorized but unissued shares of common stock. Subject to adjustment for changes in capitalization, the maximum number of shares of common stock which may be issued or made subject to awards under the Amended 2007 Plan is currently 10,400,000, and no more than 10% of the available Amended 2007 Plan shares of common stock may be covered by awards issued to any one person in any one calendar year.

Subject to adjustment for changes in capitalization, in the case of any awards granted under the Amended 2007 Plan following the approval of the Amended 2007 Plan on November 19, 2009 by our stockholders, (x) each share with respect to which an option or stock-settled SAR is granted under the Amended 2007 Plan reduces the aggregate number of shares that may be delivered under the Amended 2007 Plan by one share and (y) each share with respect to which any other award denominated in shares is granted under the Amended 2007 Plan reduces the aggregate number of shares that may be delivered under the Amended 2007 Plan by 1.31 shares. Upon exercise of a stock-settled SAR, each share with respect to which such stock-settled SAR is exercised counts as one share against the maximum aggregate number of shares available under the Amended 2007 Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR. Settlement of any award does not count against the number of shares available for delivery under the Amended 2007 Plan except to the extent settled in the form of shares. If, after the effective date of the Amended 2007 Plan, any award granted under the Amended 2007 Plan or the Amended 2007 Plan (prior to November 19, 2009) is forfeited, or otherwise expired, terminated or is canceled without the delivery of all shares subject thereto, or is settled other than by the delivery of shares (and in the case of cash settlement, for less than the then-market value), then the number of shares subject to such award that were not issued are not treated as issued, such that the aggregate number of shares that may be delivered pursuant the Amended 2007 Plan is increased by the number of shares by which the aggregate number of shares was reduced at the time the original award was granted.

Types of Awards. Awards under the Amended 2007 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and performance units, qualified performance-based awards and stock grants. Each award is evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or restricted stock units. Except as noted below, all relevant terms of any award are set by the Compensation Committee in its discretion. On September 12, 2011, the last share price of our common stock listed on the NASDAQ Global Market was $2.49.

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Nonstatutory stock options and incentive stock options, or stock options, are rights to purchase common stock of the Company. A stock option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. A stock option may be exercised by the recipient giving written notice to the Company, specifying the number of shares with respect to which the stock option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to the Company (or attestation of ownership) of shares of common stock (with some restrictions), or through and under the terms and conditions of any formal cashless exercise program authorized by the Company.

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Incentive stock options may be granted only to eligible employees of the Company or any parent or subsidiary corporation and must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant (110% for incentive stock options granted to any 10% stockholder of the Company). In addition, the term of an incentive stock option may not exceed seven years (five years, if granted to any 10% stockholder). Nonstatutory stock options must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant and the term of any nonstatutory stock option may not exceed seven years. In the case of an incentive stock option, the amount of the aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

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Stock appreciation rights, or SARs, are rights to receive (without payment to the Company) cash, property or other forms of payment, or any combination thereof, as determined by the Compensation Committee, based on the increase in the value of the number of shares of common stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 100% of the fair market value of the common stock on the date of grant of the SAR or, if the SAR is granted in tandem with a stock option (that is, so that the recipient has the opportunity to exercise either the stock option or the SAR, but not both), the exercise price under the associated stock option. The term of any SAR may not exceed seven years.

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Awards of restricted stock are grants or sales of common stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of restricted stock include the right to any dividends on the shares pending vesting (or forfeiture), although the Compensation Committee may determine, at the time of the award, that any cash dividends will be deferred and, if cash dividends are deferred, the Compensation Committee may determine that the deferred dividends will be reinvested in additional restricted stock.

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Awards of restricted stock units and performance units are grants of rights to receive either shares of common stock (in the case of restricted stock units) or the appreciation over a base value (as specified by the Compensation Committee) of a number of shares of common stock (in the case of performance units) subject to satisfaction of service or performance requirements established by the Compensation Committee in connection with the award. Such awards may include the right to the equivalent to any dividends on the shares covered by the award, which amount may in the discretion of the Compensation Committee be deferred and paid if and when the award vests.

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A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. stock grants may be awarded only in recognition of significant contributions to the success of the Company or its affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Compensation Committee deems appropriate.

Qualified Performance-Based Awards. Qualified performance-based awards are awards that include performance criteria intended to satisfy Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation to certain specified senior executives to $1 million, but excludes from that limit “performance-based compensation.” Qualified performance-based awards may be in the form of stock options, restricted stock, restricted stock units or performance units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

cash flow (before or after dividends)	earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)

stock price	return on equity

stockholder return or total stockholder return	return on capital (including without limitation return on total capital or return on invested capital)

return on investment	return on assets or net assets

market capitalization	economic value added

debt leverage (debt to capital)	Revenue

sales or net sales	Backlog

income, pre-tax income or net income	operating income or pre-tax profit

operating profit, net operating profit or economic profit	gross margin, operating margin or profit margin

return on operating revenue or return on operating assets	cash from operations

operating ratio	operating revenue

market share improvement	general and administrative expenses

customer service

Qualified performance-based awards in the form of stock options must have an exercise price which is not less than 100% of the fair market value of the Company’s common stock on the date of grant. No payment or other amount will be available to a recipient of a qualified performance-based award except upon the Compensation Committee’s determination that a particular goal or goals established by the Compensation Committee for the criteria (from among those specified above) selected by the Compensation Committee have been satisfied. A stock grant is not a qualified performance-based award.

Effect of Termination of Employment or Association. Unless the Compensation Committee determines otherwise in connection with any particular award under the Amended 2007 Plan, stock options and SARs will generally terminate three months following the recipient’s termination of employment or other association with the Company. The effect of termination on other awards will depend on the terms of those awards.

Transferability. In general, no award under the Amended 2007 Plan may be transferred by the recipient, and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Compensation Committee may approve the transfer, without consideration, of an award of a nonstatutory option or restricted stock to a family member.

Effect of Significant Corporate Event. In the event of any change in the outstanding shares of common stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock, an appropriate and proportionate adjustment will be made in (1) the maximum numbers and kinds of shares subject to the Amended 2007 Plan and the Amended 2007 Plan limits, (2) the numbers and kinds of shares or other securities subject to the then outstanding awards, (3) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase or hurdle price as to which stock options or SARs remain exercisable), and (4) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right. Upon dissolution or liquidation of the Company, other than as part of an acquisition or similar transaction, each outstanding stock option or SAR shall terminate, but the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise the stock option or SAR to the extent exercisable on the date of dissolution or liquidation.

Change of Control. Award agreements pursuant to the Amended 2007 Plan may provide, as determined by the Compensation Committee, or the Compensation Committee may elect that, in the event of a change of control, stock options and stock appreciation rights will accelerate; the risk of forfeiture applicable to restricted stock and restricted stock units will lapse; and all conditions on restricted stock and restricted stock units shall be deemed to have been satisfied. A change of control is defined as the occurrence of any of: (a) a transaction after which less than 50% of the voting power of the resulting entity or ultimate parent entity is represented by previously issued and outstanding Company securities, or securities into which the Company securities were converted; (b) a merger, consolidation, share exchange or acquisition after which less than 50% of the voting power of the resulting entity or ultimate parent entity is represented by previously issued and outstanding Company securities or securities into which the Company securities were converted; (c) other than by means of a merger, consolidation, share exchange or acquisition, a person or group of persons obtains more than 30% of the total combined voting power of the Company (excluding the employee benefit plans and trustees of employee benefits plans for the Company and its affiliates, and any underwriters temporarily holding securities prior to an offering of such securities); or (d) the composition of the Board changes, over a period of 36 months or less, such that a majority of the individuals on the Board are no longer at least one of the following: (i) directors appointed before the adoption of the Amended 2007 Plan or directors who have served throughout the period, or (ii) directors elected by a majority of directors that (x) belong to the same class of directors as such director, and (y) satisfied the criteria above at the time they voted for such director.

Amendments to the Amended 2007 Plan. Generally the Board may amend or modify the Amended 2007 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification. However, the Board may not amend the 2007 Plan, without stockholder approval, to (i) change the description of the persons eligible for awards under the Amended 2007 Plan, (ii) increase the number of shares of common stock available under the Amended 2007 Plan, except as necessary to carry out adjustments for changes in capitalization, or (iii) change the basis on which shares under any award are taken into account for purposes of the limitation on the number of shares of common stock available under the Plan.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the Amended 2007 Plan. This summary is not comprehensive and is based upon laws and regulations in effect at the date of this proxy statement. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the Amended 2007 Plan. Participants in the Amended 2007 Plan should consult their own tax advisors as to the tax consequences of participation.

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Nonstatutory stock options. Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Class A common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

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Incentive stock options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

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Restricted stock. A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•	Stock appreciation rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of stock appreciation rights.

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Restricted stock units, performance units and stock grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the Amended 2007 Plan.

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Potential deferred compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the Amended 2007 Plan will be considered “deferred compensation” as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the Amended 2007 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

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Section 162(m) limitations on the Company’s tax deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the Amended 2007 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however.

New Plan Benefits. If the proposed amendment to the Amended 2007 Plan is approved by our stockholders, in the future, our Compensation Committee or our full Board will have available addition shares of our common stock for awards under the Amended 2007 Plan to eligible participants, including to our officers and directors. However, none of the benefits or amounts that will be received by or allocated to any such participants under the Amended 2007 Plan, as proposed to be amended, are determinable at this time.

Options, Warrants and Rights Received Under the 2007 Plan. The table below sets forth the number of options, warrants and rights received, at any time on or prior to September 12, 2011, by the individuals and groups listed in the table. No additional options, warrants and rights have been granted since such date to the following individuals or groups:

Name and Position	Number of Shares of Common Stock Underlying Options
Charles D. Kissner, Chairman and nominee for Director	421,521
Michael Pangia, President and Chief Executive Officer and nominee for Director	862,177
Thomas L. Cronan III, former Senior Vice President and Chief Financial Officer	346,871
Paul A. Kennard, Senior Vice President and Chief Technology Officer	416,543
Heinz H. Stumpe, Senior Vice President and Chief Operating Officer	377,350
Current Executive Officer Group	3,158,724
Current Non-Executive Director Group (listed below)	304,055
William A. Hasler (nominee for Director)	55,510
Clifford H. Higgerson (nominee for Director)	55,510
Raghavendra Rau (nominee for Director)	26,505
Dr. Mohsen Sohi (nominee for Director)	55,510
Dr. James C. Stoffel (nominee for Director)	55,510
Edward F. Thompson (nominee for Director)	55,510
Each associate of any such directors, executive officers or nominees	0
Each other person who received or is to receive 5% of such options, warrants or rights	0
Non-Executive Officer Employee Group	119,747

Vote Required

Approval of the amendment to the Amended 2007 Plan requires the affirmative vote of the majority of the shares of our common stock, present in person or represented by proxy and entitled to vote at the meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED 2007 PLAN.

OTHER MATTERS

2011 Annual Report

Our annual report for the fiscal year ended July 1, 2011 will be available over the Internet and is mailed along with the other proxy materials to all stockholders who request printed copies in the manner specified in the Notice in this Proxy Statement.

Form 10-K

We filed an annual report on Form 10-K for the fiscal year ended July 1, 2011 with the SEC on September 12, 2011. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Secretary, at the address of our offices located at 5200 Great America Parkway, Santa Clara, California 95054, or through our website at www.aviatnetworks.com .

Other Business

The Board is not aware of any other matter that may be presented for consideration at the annual meeting. Should any other matter properly come before the annual meeting for a vote of the stockholders, the proxy holders will have authority to vote all proxies submitted to them at their discretion as to any matter of which we did not receive notice by September 18, 2011.

PROPOSED

AVIAT NETWORKS, INC.

2007 STOCK EQUITY PLAN

(As Amended and Restated Effective November 17, 2011)

AVIAT NETWORKS, INC.

2007 STOCK EQUITY PLAN

(As Amended and Restated Effective November 17, 2011)

1.	Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options. This Plan has been amended and restated effective November 19, 2009 (the “Plan Restatement Effective Date”) to increase the number of shares available for issuance pursuant to Awards and for certain other purposes.

2.	Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2. Acquisition means a merger or consolidation of the Company into another person (i.e., which merger or consolidation the Company does not survive) or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6. Board means the Company’s Board of Directors.

2.7. Change of Control means the occurrence of any of the following:

(a) the consummation of any merger, consolidation, share exchange or Acquisition, unless immediately following such merger, consolidation, share exchange or Acquisition at least 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such merger, consolidation or share exchange, or the entity which has acquired all or substantially all of the assets of the Company (in the case of an asset sale that satisfies the criteria of an Acquisition) (in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”) is represented by Company securities that were outstanding immediately prior to such merger, consolidation, share exchange or Acquisition (or, if applicable, is represented by shares into which such Company securities were converted pursuant to such merger, consolidation, share exchange or Acquisition), or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act), other than through a merger, consolidation, share exchange or Acquisition, of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities other than (i) an employee benefit plan of the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals each of whom meet one of the following criteria: (i) have been a Board member continuously since the adoption of this Plan or the beginning of such 36 month period, or (ii) have been elected or nominated during such 36 month period by at least a majority of the Board members that (x) belong to the same class of director as such Board member and (y) satisfied the criteria of this subsection (c) when they were elected or nominated

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9. Committee means the Compensation Committee of the Board, or such other committee of the Board to which such authority may be granted from time to time, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10. Company means Aviat Networks, Inc., a corporation organized under the laws of the Delaware.

2.11. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.12. Grant Date means the date as of which an Award is granted, as determined under Section 7.1(a).

2.13. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.15. Nonstatutory Option means any Option that is not an Incentive Option.

2.16. Option means an option to purchase shares of Stock.

2.17. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.18. Participant means any holder of an outstanding Award under the Plan.

2.19. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses or (xxv) customer service.

2.20. Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

2.21. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.22. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.23. Plan means this 2007 Stock Equity Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.24. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.25. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.26. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.27. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.28. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.29. Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.30. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.31. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.32. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the seventh anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.	Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 16,400,000 shares of Stock, subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation,

(a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its then Market Value as a means of effecting its forfeiture, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;

(b) any Stock Appreciation Right settled in stock shall be taken into account based on the notional number of shares covered by such Right rather than the number of shares issued on exercise thereof;

(c) each share of Stock issued pursuant to or subject to outstanding Awards granted after the Plan Restatement Effective Date, other than under any Option or Stock Appreciation Right, shall count as 1.31 shares of Stock (but if forfeited, or repurchased at less than its then Market Value as a means of effecting forfeiture, shall again be taken account as 1.31 shares of Stock available under the limitation); and

(d) settlement of any Award shall not count against the foregoing limitation except to the extent settled in the form of Stock.

Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants (but in no event to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate), in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 10% of the aggregate number of shares of Stock subject to the Plan.

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 3 months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Stock on the Grant Date.

(c) Option Period. No Incentive Option may be exercised on or after the seventh anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option may be exercised on or after the seventh anniversary of the Grant Date.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company shares of Stock having a Market Value equal to the exercise price of the shares to be purchased.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Period. No Stock Appreciation Right may be exercised on or after the seventh anniversary of the Grant Date.

(d) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option.

7.3. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Shares. Shares of Restricted Stock awarded pursuant to a Restricted Stock Award shall be issued as certificates or recorded in book-entry form, subject to subsection (c) below. Such shares shall be registered in the name of the Participant. Any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee.

(c) Escrow of Shares. The Committee may require that the stock certificates or book-entry registrations evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered, and the restrictive legends shall be promptly removed from any book-entry registrations for such shares.

7.4. Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to such shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5. Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability. This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than three (3) months after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

(g) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Plan Restatement Effective Date. Subject to Section 8.2, if subsequent to the Plan Restatement Effective Date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Treatment in Certain Acquisitions. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition in which outstanding Awards are not Accelerated in full pursuant to Section 9, any then outstanding Awards shall nevertheless Accelerate in full to the extent not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

8.3. Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the purchase price per share (if any) under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.

8.4. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and SAR shall terminate, but the Optionee or SAR holder (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.

8.5. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.6. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.	Change of Control

Upon the occurrence of a Change of Control:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate if and to the extent so provided in the Award Agreement or so determined by the Committee;

(b) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals shall lapse if and to the extent so provided in the Award Agreement or so determined by the Committee; and

(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control if and to the extent so provided in the Award Agreement or so determined by the Committee;

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges. Nor shall the foregoing apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the Award under 162(m) of the Code at any time prior to a Change of Control (so that, for example, if a Change of Control occurs but does not constitute a change of control within the meaning of Section 162(m) of the Code, there shall be no Acceleration of any Qualified Performance-Based Award pursuant to this Section 9, but if the Change of Control does constitute a change of control within the meaning of Section 162(m) of the Code, then the Award shall Accelerate to the extent provided above regardless of whether it thereafter ceases to qualify as a Qualified Performance-Based Award).

10.	Settlement of Awards

10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.

10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan.

Notwithstanding the foregoing,

(a) the Board may not amend the Plan to (i) change the description of the persons eligible for Awards under the Plan (ii) increase the number of shares of Stock available under the Plan except as necessary to carry out the provisions of Section 8 (concerning certain adjustments attributable to corporate actions and other events), or (iii) change the basis on which shares under any Award are taken into account for purposes of the limitation on the number of shares of Stock available under the Plan, without shareholder approval;

(b) neither the Board nor the Committee may reprice any outstanding Award, whether by amendment, by cancellation and regrant, or by reacquiring any outstanding Award in consideration of the grant of a new Award or the payment of other compensation, without shareholder approval; and

(c) no amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the recipient’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.	Severability

If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the state of Delaware, without regard to the conflict of laws principles thereof.

IMPORTANT ANNUAL MEETING INFORMATION ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 AVIAT 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 Electronic Voting Instructions You Available can vote 24 hours by Internet a day, or 7 days telephone! a week! Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. 5:00PM Proxies Eastern submitted time by on the November Internet or 16, telephone 2011. must be received by Vote by Internet Log on to the Internet and go to http://proxy.georgeson.com/ Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 5 and 1 year on proposal 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - William A. Hasler 02 - Clifford H. Higgerson 03 - Charles D. Kissner 04 - Michael A. Pangia 05 - Raghavendra Rau 06 - Dr. Mohsen Sohi 07 - Dr. James C. Stoffel 08 - Edward F. Thompson For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP 3. Advisory vote on executive compensation. as our independent registered public accounting firm for fiscal year 2012. 1 Yr 2 Yrs 3 Yrs Abstain For Against Abstain 4. Advisory vote on the frequency of future advisory 5. Approval of an increase in the number of shares of common votes on executive compensation. stock authorized for issuance under the Company’s Amended and Restated 2007 Stock Equity Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 2 3 3 8 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01DPSD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AVIAT NETWORKS Proxy — Aviat Networks, Inc. Annual Meeting of Aviat Networks, Inc. to be held on Thursday, November 17, 2011 for holders as of September 22, 2011 Date: November 17, 2011 Time: 2:00 P.M. (Pacific Time) Place: 5200 Great America Parkway, Santa Clara, CA 95054 By signing the proxy, you revoke all prior proxies and appoint Charles Kissner, Chairman of the Board, Michael Pangia, President and Chief Executive Officer, Meena Elliott, Senior Vice President, General Counsel and Secretary, and Carol Goudey, Treasurer and Assistant Secretary, with full power of substitution to vote your shares on matters shown on the Voting Instruction Form and any other matters that may come before the Annual Meeting and all adjournments. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.